UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a‑12

G-III APPAREL GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

G-III APPAREL GROUP, LTD.

512 SEVENTH AVENUE

NEW YORK, NEW YORK 10018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. to be held on Thursday, June 11, 2020 at 10:00 a.m., New York time, at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, 30th Floor, New York, New York 10019.

As part of our concern regarding the health and safety of our stockholders, directors, officers, employees, meeting attendees and the general public in light of the current COVID-19 outbreak, we are planning for the possibility that the Annual Meeting may be held solely or in part by means of a “virtual” meeting instead of a physical meeting. There is also the possibility that we may delay, postpone or adjourn the Annual Meeting, including changing the time, location or date of the Annual Meeting.  If we take any of these steps, we will provide you reasonable advance notice via a press release and an SEC filing, as well as a posting on our website.

If we determine that it is necessary or appropriate to hold a virtual Annual Meeting, stockholders or their proxy holders would need to log into the virtual meeting website at https://web.lumiagm.com/273796646 in order to attend the virtual Annual Meeting.  Further information about attending the virtual Annual Meeting, including how to demonstrate your ownership of our common stock as of the record date for the Annual Meeting, would be announced and instructions provided in advance of the meeting. Please note that you will only be able to access this website if we decide to hold a virtual Annual Meeting. The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked:

1	To elect eleven directors to serve on our Board of Directors for the ensuing year,
2	For an advisory and non-binding vote on the compensation of our named executive officers and
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.

At the meeting, we will also report on the affairs of G-III, and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use, or vote your shares by calling the telephone number or visiting the website specified on your proxy card or voting instruction form.

Thank you for your cooperation.

Very truly yours,

Morris Goldfarb
Chief Executive Officer

May 7, 2020

G-III APPAREL GROUP, LTD.

512 SEVENTH AVENUE

NEW YORK, NEW YORK 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of G-III Apparel Group, Ltd. will be held on:

Thursday, June 11, 2020	10:00 a.m., New York time	The offices of Norton Rose Fulbright US LLP 1301 Avenue of the Americas 30th Floor New York, New York 10019

For the following purposes:

1	To elect eleven directors to serve on our Board of Directors for the ensuing year,
2	To hold an advisory and non-binding vote on the compensation of our named executive officers,
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021 and
4	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

 Only stockholders of record at the close of business on April 20, 2020 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

As part of our concern regarding the health and safety of our stockholders, directors, officers, employees, meeting attendees and the general public in light of the current COVID-19 outbreak, we are planning for the possibility that the Annual Meeting may be held solely or in part by means of a “virtual” meeting instead of a physical meeting. There is also the possibility that we may delay, postpone or adjourn the Annual Meeting, including changing the time, location or date of the Annual Meeting.  If we take any of these steps, we will provide you reasonable advance notice via a press release and an SEC filing, as well as a posting on our website.

If we determine that it is necessary or appropriate to hold a virtual Annual Meeting, stockholders or their proxy holders would need to log into the virtual meeting website at https://web.lumiagm.com/273796646 in order to attend the virtual Annual Meeting. Further information about attending the virtual Annual Meeting, including how to demonstrate your ownership of our common stock as of the record date for the Annual Meeting, would be announced and instructions provided in advance of the meeting. Please note that you will only be able to access this website if we decide to hold a virtual Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided, or vote your shares by calling the telephone number or visiting the website specified on your proxy card or voting instruction form.  No postage is required if the proxy is mailed in the United States. If you vote by telephone or internet, you do not need to mail back your proxy. Stockholders who attend the Annual Meeting may revoke their proxies and vote their shares in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on  June 11, 2020

The Proxy Statement and our 2019 Annual Report to Stockholders are available in the “Investors” section of our website at http://www.giii.com.

By Order of the Board of Directors

Wayne S. Miller
Secretary
New York, NY
May 7, 2020

1	PROXY STATEMENT	23	Risk Oversight
1	General Information	23	Leadership Structure of the Board
4	PROXY SUMMARY	24	Additional Corporate Governance Policies
4	Annual Meeting of Stockholders	26	CORPORATE SOCIAL RESPONSIBILITY
4	Business Information—About G-III	27	COMPENSATION DISCUSSION AND ANALYSIS
5	Our Business Performance in Fiscal 2020	27	CD&A Table of Contents
6	Strategic Initiatives	28	Executive Summary
7	Leadership Priorities in Fiscal 2020	35	Elements of Our Compensation Program—What We Pay and Why
9	Our Director Nominees	42	Other Compensation and Governance Programs, Policies and Considerations
10	Governance Highlights	43	How We Make Compensation Decisions
10	Stockholder Outreach	45	COMPENSATION COMMITTEE REPORT
11	Corporate Social Responsibility	46	EXECUTIVE COMPENSATION TABLES
11	Executive Compensation Highlights	57	CEO PAY RATIO
14	Our Performance Metrics and Why We Used Them	58	DIRECTOR COMPENSATION
16	BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT	60	PROPOSAL NO. 1 ELECTION OF DIRECTORS
18	Delinquent Section 16(a) Reports	64	PROPOSAL NO. 2 ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
19	CORPORATE GOVERNANCE	67	PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
19	Board of Directors
19	Audit Committee	68	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
20	Compensation Committee	69	STOCKHOLDER PROPOSALS
21	Nominating and Corporate Governance Committee	70	OTHER BUSINESS
22	Stockholder Communications

How to Vote in Advance
Your vote is important. Please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card or voting instruction form in hand and follow the below instructions:
By telephone – You can vote your shares by calling the number on your proxy card or voting instruction form
By Internet – You can vote your shares online at the website shown on your proxy card or voting instruction form
By mail – Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided

2020 PROXY STATEMENT / i

G-III APPAREL GROUP, LTD.

512 SEVENTH AVENUE

NEW YORK, NEW YORK 10018

PROXY STATEMENT

General Information

This Proxy Statement (first mailed to stockholders on or about May 7, 2020) is furnished to the holders of common stock, par value $0.01 per share (“Common Stock”), of G-III Apparel Group, Ltd. (“G-III”) in connection with the solicitation by our Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on:

Thursday, June 11, 2020	10:00 a.m., New York time	The offices of Norton Rose Fulbright US LLP 1301 Avenue of the Americas 30th Floor New York, New York 10019

As part of our concern regarding the health and safety of our stockholders, directors, officers, employees, meeting attendees and the general public in light of the current COVID-19 outbreak, we are planning for the possibility that the Annual Meeting may be held solely or in part by means of a “virtual” meeting instead of a physical meeting. There is also the possibility that we may delay, postpone or adjourn the Annual Meeting, including changing the time, location or date of the Annual Meeting.  If we take any of these steps, we will provide you reasonable advance notice via a press release and an SEC filing, as well as a posting on our website.

If we determine that it is necessary or appropriate to hold a virtual Annual Meeting, stockholders or their proxy holders would need to log into the virtual meeting website at https://web.lumiagm.com/273796646 in order to attend the virtual Annual Meeting. Further information about attending the virtual Annual Meeting, including how to demonstrate your ownership of our common stock as of the record date for the Annual Meeting, would be announced and instructions provided in advance of the meeting. Please note that you will only be able to access this website if we decide to hold a virtual Annual Meeting.

It is proposed that, at the Annual Meeting, we:

1	Elect eleven directors to serve on our Board of Directors for the ensuing year,
2	Hold an advisory and non-binding vote on the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) and
3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.

Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Proxies for use at the Annual Meeting are being solicited by our Board of Directors. Proxies will be solicited chiefly by mail; however, certain of our officers, directors, employees and agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact. We will bear the cost of the

2020 PROXY STATEMENT / 1

Proxy Statement

solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed, or you may vote your shares by calling the telephone number or visiting the website specified on your proxy card or voting instruction form. If you vote by telephone or internet, you do not need to mail back your proxy. Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of G-III a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Beneficial owners of our Common Stock should contact their bank, brokerage firm or other custodian, nominee, or fiduciary if they wish to revoke their proxy.

Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no instructions are given, the proxies intend to vote the shares represented thereby:

(i)	“FOR” the election of each of the eleven nominees for director as shown on the form of proxy,
(ii)	“FOR” approval of the compensation of our Named Executive Officers,
(iii)	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021 and
(iv)	in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

On  April 20, 2020, there were 48,051,248 shares of Common Stock outstanding (excluding shares held in treasury). Each of these shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on April 20, 2020 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

A “broker non-vote” occurs when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal. Under current New York Stock Exchange rules, brokers have discretionary voting power with respect to the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021, but will not be authorized to vote with respect to the (i) election of our eleven nominees for director or (ii) advisory vote on the compensation of our Named Executive Officers, unless you provide voting instructions to your broker.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The eleven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors; provided, however, that pursuant to our Director Selection and Qualification Standards and Resignation Policy, any nominee for director in this uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender a written resignation to the Board. The Nominating and Corporate Governance Committee and the Board of Directors will consider the resignation and determine whether or not to accept the resignation.

See “Corporate Governance—Additional Corporate Governance Policies—Director Selection and Qualification Standards and Resignation Policy” for a more complete description of the application of this Policy.

2 \

Proxy Statement

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to decide the other matters to be voted on at the Annual Meeting.

You may vote “FOR” or “VOTE WITHHELD” with respect to each or all of the director nominees. If you elect not to vote on the election of directors, this will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “VOTE WITHHELD” votes are counted.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to approve, on an advisory basis, the compensation of our Named Executive Officers and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

If you sign and return your accompanying proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board and in accordance with the discretion of the persons named on the accompanying proxy card with respect to any other matters to be voted upon at the Annual Meeting. If you are a beneficial holder and do not return a voting instruction form, your broker may not vote on any of the matters to be presented at the Annual Meeting.

2020 PROXY STATEMENT / 3

PROXY SUMMARY

This summary highlights information on the proposals that require your vote at the Annual Meeting, as well as information on our business, our Board of Directors and our corporate governance structure. This summary does not contain all of the information that you should consider before voting and we ask that you read the entire Proxy Statement carefully. As used in the Proxy Statement, “G-III,” “our company” and “we” refer to G-III Apparel Group, Ltd. and its subsidiaries.

Annual Meeting of Stockholders	Proposals That Require Your Vote
Date and Time June 11, 2020, 10:00 a.m. New York time	Proposal		Board Vote Recommendation	More Information
	1	Annual election of 11 directors	FOR each Nominee	Page 59
Place The offices of Norton Rose Fulbright US LLP 1301 Avenue of the Americas, 30th Floor New York, New York 10019 (See page 1 for a discussion of the possibility of our holding, with reasonable prior notice, a virtual Annual Meeting in lieu of a physical meeting)	2	Advisory vote on the compensation of our Named Executive Officers	FOR	Page 63
	3	Ratification of appointment of independent registered public accounting firm	FOR	Page 66
Availability of Proxy Materials The Proxy Statement and our 2019 Annual Report to Stockholders are available in the “Investors” section of our website at http://www.giii.com.	Business Information—About G-III

G-III designs, sources and markets an extensive range of apparel, including outerwear, dresses, sportswear, swimwear, women’s suits and women’s performance wear, as well as women’s handbags, footwear, small leather goods, cold weather accessories and luggage.

Under the leadership of Morris Goldfarb and a seasoned executive team with a long track record of delivering strong returns to stockholders, we have evolved from a small leather apparel manufacturer to the diversified apparel company we are today. G-III has a substantial portfolio of more than 30 licensed and proprietary brands, anchored by five global power brands: DKNY,  Donna Karan,  Calvin Klein,  Tommy Hilfiger and Karl Lagerfeld Paris.

We are not only licensees, but also brand owners, and we distribute our products through multiple brick and mortar and online channels. These brands are complementary, and we expect continued growth from our largest brand, Calvin Klein, as well as more significant growth from our other brands including DKNY,  Donna Karan,  Tommy Hilfiger and Karl Lagerfeld Paris.

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Proxy Summary

Our Business Performance in Fiscal 2020

Fiscal 2020 stands out as G-III’s best year ever.	We closed our fiscal year with record-breaking results for a second consecutive year: • Net sales • Net income • Earnings per share

Our performance in fiscal 2020 reflects continued growth across our portfolio of brands.

Net Sales
(in billions)
$3.30
$3.20
$3.10
$3.00
$2.90
$2.80
+3%
$3.08
$3.16
Fiscal 2019
Fiscal 2020

Net Income
(in millions)
$200
$150
$100
$50
$0
+4%
$138
$144
Fiscal 2019
Fiscal 2020

Earnings per Share
(fully diluted)
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
+7%
$2.75
$2.94
Fiscal 2019
Fiscal 2020

Diluted earnings per share includes (i) non-cash imputed interest expense of $5.4 million in fiscal 2020 and $5.0 million in fiscal 2019 related to the note issued to seller (the "Seller Note") as part of the consideration for the acquisition of Donna Karan International, (ii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores, net of gain on lease terminations, of $19.4 million in fiscal 2020 and $2.8 million in fiscal 2019 and (iii) a non-cash income tax gain of $6.7 million in fiscal 2020 primarily from foreign tax rate changes. The aggregate net effect of these exclusions was equal to $0.25 per diluted share in fiscal 2020 and $0.11 per diluted share in fiscal 2019.

2020 PROXY STATEMENT / 5

Proxy Summary

Strategic Initiatives

We are focused on the following strategic initiatives, which we believe are critical to our long-term success:

•

Owning Brands. We now own a portfolio of proprietary brands, including DKNY,  Donna Karan,  Vilebrequin, Eliza J, Jessica Howard, G.H. Bass and Andrew Marc. Owning our own brands is advantageous to us for several reasons:

‒We can realize significantly higher operating margins because we are not required to pay licensing fees on sales by us of our proprietary products and can also generate licensing revenues (which have no related cost of goods sold) for classes of products not manufactured by us.

‒There are no channel restrictions, permitting us to market our products internationally, and to utilize a variety of different distribution channels, including online and off-price channels.

‒We are able to license our proprietary brands in new categories and geographies to best in class licensees.

‒We are able to build equity in these brands to benefit the long-term interests of our stockholders.

•

Focusing on Our Five Global Power Brands. While we sell products under more than 30 licensed and proprietary brands, five global power brands anchor our business: DKNY,  Donna Karan, Calvin Klein,  Tommy Hilfiger and Karl Lagerfeld Paris. Each of these brands has substantial name recognition and is well-known in the marketplace. We believe each brand also provides us with significant growth opportunities. We have leveraged the strength of our power brands to become a supplier of choice in a diversified range of product categories. This year, we expanded our expertise into the denim category and launched our first Calvin Klein Jeans denim collection during our third quarter of fiscal 2020. We expect to launch our Tommy Hilfiger Jeans and DKNY Jeans denim collections in fiscal 2021. We believe that our ability to add new product categories to our portfolio is one of our core competencies and that denim will provide another area of growth for us.

•

Expanding Our International Business.  We continue to expand our international business and enter new markets worldwide. We believe that the international sales and profit opportunity is quite significant for our DKNY and Donna Karan businesses. We are expanding our DKNY business globally through our distribution partners in key regions. The key markets in which our DKNY merchandise is currently distributed include the Middle East, Russia, Indonesia, the Philippines, South East Asia and Korea, as well as in China where we operate through a joint venture. Continued growth, brand development and marketing in these key markets is critical to driving global brand recognition.

•

Increasing Online Business Opportunities. We are continuing to make changes to our business to address the additional challenges and opportunities created by the evolving role of the online marketplace in the retail sector and expect to increase the sale of our products in an omni-channel environment. We are investing in digital personnel, marketing, logistics, planning and distribution. We believe that consumers are increasingly engaging with brands through online channels, and that this trend will continue to grow in the coming years. The five global power brands that serve as the anchor of our business position us to be the direct beneficiaries of this trend, whether by continuing to leverage our partnerships with the online businesses operated by our licensors and major retailers to facilitate customer engagement or by building out our own online capabilities.

•

Reducing the Losses in Our Retail Business. We are working towards the restructuring of our retail operations, which would greatly reduce the number of stores we operate and the losses we are incurring. We are working diligently with our landlords and outside advisors with a view to closing a significant number of stores in order to reshape and right-size our retail operations. Our ongoing plan for our retail business focuses on the operations and growth of our DKNY and Karl Lagerfeld Paris stores, as well as our e-commerce business. Our plan is based on the assumed continued strength of the DKNY and Karl Lagerfeld brands, improved store productivity, changes in planning and allocation and improvements in gross margin and payroll leverage.

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Proxy Summary

Leadership Priorities in Fiscal 2020

USING OUR COMPETITIVE ADVANTAGES TO DRIVE BUSINESS PERFORMANCE

In fiscal 2020, G-III continued its efforts to drive growth. We are harnessing our competitive strengths to drive our strategic initiatives described above.

DONNA KARAN INTERNATIONAL

The ongoing development of the Donna Karan International (“DKI”) businesses serves as a pillar of our strategic efforts. The acquisition of DKI added two proprietary power brands to our growing portfolio and the ability to expand our footprint globally, while enabling us to compete more effectively in omni-channel retail. The acquisition of DKI fit squarely into our strategy to diversify and expand our business and to increase our ownership of brands. We believe that DKNY and Donna Karan are two of the most iconic and recognizable power brands and that we are well positioned to unlock their potential, resulting in a much bigger opportunity than their previous management had realized. We are focusing on the expansion of the DKNY brand, while continuing to re-establish Donna Karan and other associated brands. We are leveraging our demonstrated ability to drive organic growth and develop talent throughout our company to maximize the potential of the DKNY and Donna Karan brands.

In fiscal 2018 and fiscal 2019, we restructured and repositioned the DKNY and Donna Karan brands.  We re-launched the DKNY apparel line and also re-launched Donna Karan as an aspirational luxury brand that is priced above DKNY and targeted to fine department stores globally. These steps began paying off in the second half of fiscal 2018 and through fiscal 2020. Our strategy is for DKNY and Donna Karan to be more accessible brands, both designed and priced to reach a wider range of customers. We believe there is untapped global licensing and distribution potential for these brands and intend to grow royalty streams in the DKNY and Donna Karan businesses through expansion of additional categories with existing licensees, as well as new categories with new licensees. We are committed to making DKNY the premier fashion and lifestyle brand. We expect to launch our DKNY Jeans denim collection during fiscal 2021.

CALVIN KLEIN

We have continually expanded our relationship with Calvin Klein, our most important license relationship representing over $1 billion of our sales in fiscal 2020. Initially, we had licenses for Calvin Klein men’s and women’s outerwear. We subsequently added licenses for women’s suits, dresses, women’s performance wear, women’s better sportswear, men’s and women’s swimwear, women’s handbags and small leather goods and luggage. In June 2019, we expanded our relationship with Calvin Klein by entering into a license agreement with an initial term of five years for the design, production

2020 PROXY STATEMENT / 7

Proxy Summary

and wholesale distribution of Calvin Klein Jeans women’s jeanswear in the United States and Canada. Shipments of our first Calvin Klein Jeans women’s jeanswear line began during our third quarter of fiscal 2020.

TOMMY HILFIGER AND KARL LAGERFELD PARIS

We also have a significant relationship with Tommy Hilfiger, with whom we have a multi-category womenswear license in the United States and Canada. This license for women’s sportswear, dresses, suit separates, performance and denim is in addition to our Tommy Hilfiger men’s and women’s outerwear license and Tommy Hilfiger luggage license, both also in the United States and Canada. We expect to launch our Tommy Hilfiger Jeans denim collection in fiscal 2021.

We own a 49% interest in a joint venture that owns the trademarks for the Karl Lagerfeld brand in North America. As part of that relationship, we have a long-term license agreement with the joint venture for the Karl Lagerfeld Paris brand in North America, pursuant to which we produce and distribute women’s apparel, women’s footwear, women’s handbags, men’s apparel, men’s footwear and luggage under the Karl Lagerfeld Paris brand.

OUR ABILITY TO PARTNER

We believe that retailers today are seeking resources with the size and power to partner effectively on all aspects of the supply chain, from design, sourcing and quality control to logistics and warehousing. We believe that G-III is a partner of choice in these endeavors, and that we are able to capitalize on our competitive strengths to expand our position as an all-season diversified apparel company.

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Proxy Summary

Our Director Nominees

The Board of Directors recommends that stockholders vote FOR Proposal No. 1 to elect eleven directors to serve on our Board of Directors for the ensuing year.

Our director nominees are listed below.

Name and Primary Occupation	Age	Director since	Independent	Committee and Board Roles
				Audit	Compensation	Nominating & Corporate Governance
Morris Goldfarb Chairman & CEO, G-III	69	1974
Sammy Aaron Vice Chairman and President, G-III	60	2005
Thomas J. Brosig President, Nikki Beach Worldwide and President and CEO, Penrod’s Restaurant Group	70	1992		●
Alan Feller Retired CFO, G-III	78	1996
Jeffrey Goldfarb Executive Vice President, G-III	43	2009
Victor Herrero Former Chief Executive Officer of Guess?, Inc.	51	2019
Jeanette Nostra Senior Advisor, G-III	68	2013
Laura Pomerantz Vice Chairman and Head of Strategic Accounts, Cushman & Wakefield	72	2005			●
Willem van Bokhorst Managing Partner, STvB Advocaten	74	1989			●
Cheryl Vitali Global President, US Luxe Brands, L’Oréal	59	2011				●
Richard White CEO, Aeolus Capital Group LLC	66	2003		●		●
Meetings in Fiscal 2020				6	6	1

Committee Chair	● Member	Financial Expert	Chairman of the Board	Lead Independent Director

2020 PROXY STATEMENT / 9

Proxy Summary

Governance Highlights

G-III has established strong policies that follow best practices for corporate governance:

Annual election of directors	Robust stock ownership guidelines for executive officers and directors
Experienced Lead Independent Director	Anti-pledging and anti-hedging policies
Regular executive sessions of independent directors	Clawback policy for executive compensation in the event of financial restatements
Board committees composed entirely of independent directors	Established standards for director selection, independence and qualifications
Extensive stockholder outreach led by our Lead Independent Director and COO to obtain direct stockholder feedback	Director resignation policy if a nominee to the Board of Directors fails to receive majority support
Enhanced disclosure of environmental, social and governance initiatives

Stockholder Outreach

G-III values the opinions of its stockholders and its Board and management communicates with stockholders regularly through multiple channels. These include quarterly earnings calls, our SEC filings, investor conferences and our website at http://www.giii.com.

During fiscal 2020, we reached out to 35 stockholders who owned an aggregate of 83.1% of our shares and met with 22 stockholders who owned an aggregate of 64.8% of our shares and the major proxy advisory services. The outreach was led by our Lead Independent Director, who is also Chairman of our Compensation Committee. Our Chief Operating Officer, our Vice President, Investor Relations, and the Compensation Committee’s independent compensation consultant also participated in meetings with investors. During each meeting, we presented an update on our business, our preliminary thinking on changes to our compensation program for fiscal 2020 that we expected to make and our environmental, social and governance initiatives, which we refer to as Corporate Social Responsibility. We actively solicited feedback from our stockholders and received valuable input on each of these topics.

In developing our long-term incentive program for fiscal 2020, the Compensation Committee factored stockholder input into its redesign of our long-term incentive program.

•

Effected a comprehensive redesign of our long-term incentive program, replacing annual grants of performance-based restricted stock units (“PRSUs”) with performance share unit (“PSU”) grants. The first PSU grants under the new program were made in April 2019.

•

Incorporated a longer, three-year performance period, plus an additional two-year post-vesting holding period for shares earned pursuant to the PSU grants to our Named Executive Officers, as well as new performance metrics and rigorous financial targets with no re-testing features.

From February to April 2020, we continued to engage with our stockholders, building on the progress made during the prior year. We reached out to 38 stockholders who owned an aggregate of 90.9% of our shares and met with 19 stockholders who owned an aggregate of 59.1% of our shares. We updated our stockholders on the impact the COVID-19 pandemic was having on our wholesale business given that our retail partners largely closed their stores in the spring and our own retail stores closed in March. We also continued to provide updates on our executive compensation program, our progress on board refreshment and diversity and our Corporate Social Responsibility initiatives.

 More information on our stockholder outreach is provided on page 32.

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Proxy Summary

Corporate Social Responsibility

Our business has been built on family values and the belief that with hard work, conviction and a commitment to the greater good, we could redefine what is possible. By maintaining a commitment to our principles of Engage our People, Protect our Environment and Invest in Our Communities, over the past year we have taken meaningful steps to ensure that our business continues to drive value for all of our stakeholders, while also making a positive impact on our communities and the world around us.

Engage Our People - Our greatest asset is our talented employee base who come to work every day around the globe with incredible dedication, drive, compassion and care. Our focus remains on further enhancing the working environment for our employees and taking steps to ensure that G-III remains a great company to work for. We recognize that insights and ideas from a diverse range of backgrounds will better position us for the future and a significant portion of the top 34 management positions are currently occupied by women. We continue to benchmark our programs and practices to our peer group and provide recommendations where appropriate. Finally, our commitment to Board diversity has not waivered, and we are actively exploring opportunities for new perspectives that can enhance our already strong Director group.

As our sourcing and licensing footprints continue to expand, we have taken steps to foster sustainability throughout the organization. As we expand our supplier relationships beyond China, we are committed to scaling our social and factory compliance programs accordingly. We are also working to formalize and enhance our initiatives and laying the foundation for future programs. We lead multi-brand sustainability training sessions and pilot shared audit programs with our key business partners that are designed to allow us to reach more stakeholders with greater efficiency. We initiated a program to develop additional resources in the field by mentoring interns on sustainability matters.

•

Protect Our Environment - Our efforts to reduce environmental impacts in fiscal 2020 spanned both immediate and longer-term projects that we believe will lead to meaningful reductions in waste and energy usage. We implemented several projects, including installing LED lighting at our largest warehouse and as part of our New York office renovations, as well as conducting an office-wide energy assessment to better understand our footprint and incorporate solutions to cut our energy use. We provided reusable coffee mugs and water bottles to employees and started various recycling programs. This momentum also extends to our key divisions, where we are now piloting the use of lower impact materials in our products.

•

Invest in Our Communities – Organization-wide, we continued our deep levels of support for the Ronald McDonald House of New York, celebrated the 10th year of G-III and DKNY’s partnership with City Harvest, and also worked to mentor students at the Fashion Institute of Technology on business and sustainability insights. We worked with Women In Need (WIN) to provide back-to-school packed backpacks and holiday gifts. However, our commitment to community extends far beyond the reaches of New York with our support of WIN’s sponsorship of International Women’s Day, as well as supporting My Friend’s Place in their efforts to help homeless youth. G-III continued its strong financial backing for important organizations including the Hetrick-Martin Institute and DeliveringGood. In this time of the COVID-19 pandemic, we have provided more than 35,000 masks and fabric for producing masks, protective gowns and shields to medical facilities and first responders in the United States. In addition, there are countless other examples of G-III employees around the world taking time out of their schedules to volunteer with numerous other groups that are making a difference.

We are committed to embedding these principles into our business and better engaging our employees and those who work in our contracted factories, protecting our environment and supporting our communities while accepting our responsibility to be a good corporate citizen.

Executive Compensation Highlights

More than 90% of our Chairman and CEO’s compensation and more than 80% of the average compensation of our other Named Executive Officers (“NEOs”) in fiscal 2020 consisted of at-risk annual and long-term incentive compensation. The annual cash incentives earned by our Chairman and CEO and our Vice Chairman and President are contractually guaranteed and reflect our record-breaking results in fiscal 2020. Achieving excellent results in the short-term enhances stockholder value over the long-term. While equity incentives were weighted less heavily in fiscal 2020,  our meaningful

2020 PROXY STATEMENT / 11

Proxy Summary

grants of performance-based equity in fiscal 2020 help us to retain our executives and align their interests with those of our stockholders.

Chairman and CEO Compensation Mix	Other NEOs Compensation Mix

Annual cash incentives for fiscal 2020 reflect our company’s record-breaking financial results. The annual cash incentive formulas for Mr. Goldfarb and Mr. Aaron are contractual and have previously been modified twice as a result of discussions between the Compensation Committee and Mr. Goldfarb to reduce awards as a result of Compensation Committee analysis, advice of the Compensation Committee’s compensation consultant and a desire to address concerns raised by stockholders. Mr. Goldfarb and Mr. Aaron voluntarily accepted these modifications even though they were under no obligation to do so. Annual cash incentives to Mr. Goldfarb and Mr. Aaron for fiscal 2020 paid out at 80% of target because our pre-tax income was lower than forecast by 19%.

Annual cash incentives to the remaining NEOs decreased by 10% compared to the prior year. The cash incentive programs are designed to recognize and reward short-term performance in the volatile fashion industry, with payouts directly aligned to annual profitability.

More information is provided in the “Compensation Discussion and Analysis” beginning on page 27 and the “Executive Compensation Tables” beginning on page 45.

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Proxy Summary

The following table depicts how the Chairman and CEO’s  annual cash incentive has tracked G‑III’s annual pre-tax income.

	Fiscal Year Ending
	1/31/2016	1/31/2017	1/31/2018	1/31/2019	1/31/2020
	(in thousands)
Annual cash incentive	$11,306	$1,410	$6,285	$12,419	$11,314
Pre-tax income	$179,133	$77,762	$110,049	$183,830	$182,098

Pay for Performance - CEO Annual Cash Incentive Alignment
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Annual Cash Incentive ($000s)
$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
Pre-Tax Inocme ($000s)
1/31/2016
1/31/2017
1/31/2018
1/31/2019
1/31/2020
Annual Cash Incentive
Pre-Tax Income

After obtaining extensive stockholder feedback during the outreach process, PSU grants replaced the prior program of PRSUs beginning with the grants made in April 2019 for fiscal 2020. The features of the fiscal 2020 PSU grants were intended to provide a powerful incentive to our NEOs to create sustained long-term stockholder value. We believe that the design of the PSUs directly reflects critical features identified as important by our stockholders during our fiscal 2020 outreach: use of a longer, three-year performance period, an additional two-year post-vesting holding period, new performance metrics and rigorous financial targets with no re-testing features. Highlights of these grants are provided below:

•	The first three-year performance period spans cumulative performance for fiscal 2020, 2021 and 2022;
•	Our metrics consist of three-year cumulative adjusted earnings before interest and taxes (“Adjusted EBIT”) (75% weighting) and three-year average return on invested capital (“ROIC”) (25% weighting);
•	Rigorous financial metrics were established by the Compensation Committee for the performance period.
o

The target Adjusted EBIT metric is based on achieving meaningful annual compounded growth over the three-year performance period and the maximum Adjusted EBIT metric requires a doubling of this annual compounded growth rate.

o	Satisfaction of the ROIC metric is based on achieving a substantial improvement in average ROIC over the three-year performance period compared to the three-year period ended in fiscal 2019.
•	No re-testing of metrics is allowed—PSUs are either earned or forfeited based on cumulative performance during the three-year performance period;
•	Earned PSUs vest on June 15, 2022, after the completion of the three-year performance period;

2020 PROXY STATEMENT / 13

Proxy Summary

•

Our Named Executive Officers will be restricted from selling any shares that vest (other than shares sold or net shares settled to cover related taxes) until June 24, 2024, an additional two years, for a total performance/holding period that spans five years; and

•

The number of PSUs earned could increase up to 150% based on exceeding performance targets by specified amounts and could decrease to 50% if results fall below performance targets by specified amounts. None of the PSUs would vest if the results achieved are less than the threshold performance targets and no more than 150% of the PSUs would vest even if the results achieved exceed the maximum performance targets.

Our Performance Metrics For Fiscal 2020 and Why We Used Them

Annual Cash Incentive: Pre-tax income metric

●    This metric is a fundamental measure of G-III’s success in the short-term, aligning annual cash incentives paid to Messrs. Goldfarb and Aaron directly with profitability.

PSUs: Adjusted EBIT metric

●    EBIT measures our ability to grow profitably over time.

●    Various pre-established adjustments will be made to GAAP results when determining performance to align incentives with performance within management’s control.

PSUs: ROIC metric

●    ROIC measures our success in allocating capital to invest for profitable growth in our portfolio of brands, make successful acquisitions and manage our working capital efficiently.

●    Similar pre-established adjustments will be applied to GAAP results when calculating ROIC.

Impact of COVID-19 On Our Compensation Program For Fiscal 2021

The determination of executive compensation for fiscal 2020 was based on our record-breaking results for fiscal 2019 and 2020. The impact of the COVID-19 pandemic is expected to have a material adverse effect on our business and results of operations in fiscal 2021. The Compensation Committee will continue to consider the impact of this pandemic on our business, results of operations and financial condition in evaluating fiscal 2021 compensation decisions. The effects of the pandemic have already impacted the compensation of our executive officers, employees and directors.

•

Our Chief Executive Officer and Vice Chairman voluntarily agreed to temporarily reduce their annual salaries, effective March 30, 2020. Morris Goldfarb and Sammy Aaron agreed to receive no salary other than payment by G-III of their employee contributions with respect to medical benefits and long-term disability.

•	Our other NEOs, Wayne Miller, Neal Nackman and Jeffrey Goldfarb, each voluntarily agreed to temporarily reduce their annual salaries by 40%, also effective March 30, 2020.
•	We anticipate that the business impacts of the COVID-19 pandemic will result in significantly reduced annual cash incentive payments for fiscal 2021.
•

As a result of the anticipated adverse impact of the COVID-19 pandemic on our earnings and returns on invested capital, we believe that last year’s PSU grants may not vest during their 3-year measurement period. Other unvested PRSU grants may also not satisfy their performance vesting conditions. Accordingly, we are concerned about retention of management and senior executives.

•

To provide additional retention value and a greater degree of certainty during a period of extreme market volatility, in April 2020, our Compensation Committee granted time-based restricted stock units (“RSUs”) with a 3-year cliff vesting period to our NEOs.

•

We expect to return to our practice of granting PSUs in fiscal 2022, but the Compensation Committee intends to maintain flexibility to evaluate business conditions next year and determine compensation accordingly.

•

Our non-employee directors receive an annual RSU grant with a value of $100,000 each year on the date of the Annual Meeting. To respond to recent extreme volatility in the price of our Common Stock and limit the potential number of shares granted, the Compensation Committee approved an RSU grant valued at $100,000 resulting in

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Proxy Summary

10,183 RSUs for each non-employee director, reflecting the same price used to determine the grant date fair value of the RSUs granted to our NEOs.  The Compensation Committee also made annual RSU grants to the Lead Independent Director, Chair of the Audit Committee and Chair of the Nominating and Corporate Governance Committee on a similar basis. All of these RSU grants vest over a three-year period and are subject to the election of each person granted RSUs as a director at the Annual Meeting.

Based on the information in this “Proxy Summary,” as well as the more detailed information contained in the “Compensation Discussion and Analysis,” our Board and our Compensation Committee strongly believe that our stockholders should vote FOR Proposal No. 2—Advisory Vote on Compensation of our Named Executive Officers, commonly known as the “Say on Pay” proposal.

 More information is provided in the “Compensation Discussion and Analysis” beginning on page 27 and the “Executive Compensation Tables” beginning on page 45.

2020 PROXY STATEMENT / 15

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of March 23, 2020 (except as otherwise noted in the footnotes) regarding the beneficial ownership of our Common Stock of: (i) each director; (ii) each person known by us to own beneficially more than five percent of our outstanding Common Stock; (iii) each executive officer named in the Fiscal 2020 Summary Compensation Table; and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. The percentage of ownership is based on 48,009,346 shares of Common Stock outstanding (excluding treasury shares) as of March 23, 2020 (except as otherwise noted in the footnotes). Unless otherwise indicated in the table below, each beneficial owner has an address in care of our principal executive offices at 512 Seventh Avenue, New York, New York 10018.

	Amount and Nature of
	Beneficial Ownership of		Percentage of
Name and Address of Beneficial Owner	Common Stock		Common Stock
Morris Goldfarb	3,697,867	(1)	7.7%
Sammy Aaron	162,619	(2)	*
Thomas J. Brosig	18,588	(3)	*
Alan Feller	11,194	(4)	*
Jeffrey Goldfarb	357,606	(5)	*
Victor Herrero	—		—
Jeanette Nostra	15,065	(6)	*
Laura Pomerantz	40,058	(7)	*
Willem van Bokhorst	50,000	(8)	*
Cheryl Vitali	24,774	(9)	*
Richard White	67,911	(10)	*
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	6,977,144	(11)	14.5%
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	4,303,360	(12)	9.0%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, Texas 78746	4,068,946	(13)	8.2%
Cramer Rosenthal McGlynn LLC
520 Madison Ave.
New York, NY 100122	2,734,387	(14)	5.7%
Wayne S. Miller	65,231	(15)	*
Neal S. Nackman	45,655	(16)	*
All directors and executive officers as a group (13 persons)	4,556,568	(17)	9.5%

*     Less than one percent

(1)

Includes (i) 166,750 shares of Common Stock held by Goldfarb Family Partners, L.L.C., of which Mr. Goldfarb is the sole Manager; (ii) 76,175 shares of Common Stock owned by The Morris and Arlene Goldfarb Family Foundation, Inc., of which Mr. Goldfarb is the President and Treasurer; (iii) 882,600 shares of Common Stock owned jointly by Mr. Goldfarb and his wife, Arlene Goldfarb; (iv) 29,666 shares of Common Stock owned by Arlene Goldfarb; (v) 200,000 shares of Common Stock held by The Morris Goldfarb 2012 Delaware Trust (Mr. Goldfarb serves as a member of the Trust Committee of the Trust, which directs the Trustee’s decisions as to voting and disposition of the shares held in the Trust); (vi) 200,000 shares of Common Stock held by The Arlene Goldfarb 2012 Delaware Trust (Arlene Goldfarb serves as a member of the Trust Committee of the Trust, which directs the Trustee’s decisions as to voting and disposition of the shares held in the Trust). The shares listed in the table also include 33,714 shares of Common Stock pursuant to PRSU awards, which will vest within 60 days of March 23, 2020. In addition to the shares listed in the table, Mr. Goldfarb has the right to receive (i) an aggregate of 88,082 shares of Common Stock pursuant to PRSU awards for which performance conditions have been satisfied, subject to the satisfaction of required time vesting periods; (ii) an aggregate of 103,287 shares of Common Stock pursuant to PRSU awards, subject to the satisfaction of performance conditions and required time vesting periods; and (iii) an aggregate of 111,665 shares of Common Stock pursuant to PSU awards, subject to the satisfaction of performance

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Beneficial Ownership of Common Stock by Certain Stockholders and Management

conditions and required time vesting periods. The number of shares earned pursuant to PSU awards could increase or decrease depending upon actual performance achieved relative to performance targets.

(2)

Includes 21,071 shares of Common Stock pursuant to PRSU awards, which will vest within 60 days of March 23, 2020. In addition to the shares listed in the table, Mr. Aaron has the right to receive (i) an aggregate of 111,659 shares of Common Stock pursuant to PRSU awards for which performance conditions have been satisfied, subject to the satisfaction of required time vesting periods; (ii) an aggregate of 79,451 shares of Common Stock pursuant to PRSU awards, subject to the satisfaction of performance conditions and required time vesting periods; and (iii) an aggregate of 74,443 shares of Common Stock pursuant to PSU awards, subject to the satisfaction of performance conditions and required time vesting periods. The number of shares earned pursuant to PSU awards could increase or decrease depending upon actual performance achieved relative to performance targets.

(3)

Includes 2,400 shares of Common Stock, which may be acquired upon the exercise of options that have vested within 60 days of March 23, 2020. In addition to the shares listed in the table, Mr. Brosig has the right to receive an aggregate of 7,438 shares of Common Stock pursuant to RSU awards, subject to the satisfaction of required time vesting periods.

(4)

In addition to the shares listed in the table, Mr. Feller has the right to receive an aggregate of 7,972 shares of Common Stock pursuant to RSU awards, subject to the satisfaction of required time vesting periods.

(5)

Includes (i) 70,663 shares of Common Stock held by Jeffrey and Stacey Goldfarb, Mr. Goldfarb’s wife, as joint tenants; (ii) 24,896 shares of Common Stock owned by the Amanda Julie Goldfarb Trust 2007 of which Mr. Goldfarb and his wife are co-trustees; and (iii) 2,200 shares of Common Stock owned by the Ryan Gabriel Goldfarb Trust 2009 of which Mr. Goldfarb and his wife are co-trustees. The shares listed in the table include 2,950 shares of Common Stock pursuant to PRSU awards, which will vest within 60 days of March 23, 2020. In addition to the shares listed in the table, Mr. Goldfarb has the right to receive (i) an aggregate of 22,020 shares of Common Stock pursuant to PRSU awards for which performance conditions have been satisfied, subject to the satisfaction of required time vesting periods; (ii) an aggregate of 26,483 shares of Common Stock pursuant to PRSU awards, subject to the satisfaction of performance conditions and required time vesting periods; and (iii) an aggregate of 29,312 shares of Common Stock pursuant to PSU awards, subject to the satisfaction of performance conditions and required time vesting periods. The number of shares earned pursuant to PSU awards could increase or decrease depending upon actual performance achieved relative to performance targets.

(6)

In addition to the shares listed in the table, Ms. Nostra has the right to receive an aggregate of 4,211 shares of Common Stock pursuant to PRSU awards for which performance conditions have been satisfied, subject to the satisfaction of required time vesting periods.

(7)

Includes 6,000 shares of Common Stock, which may be acquired upon the exercise of options that have vested within 60 days of March 23, 2020. In addition to the shares listed in the table, Ms. Pomerantz has the right to receive an aggregate of 6,636 shares of Common Stock pursuant to RSU awards, subject to the satisfaction of required time vesting periods.

(8)

In addition to the shares listed in the table, Mr. van Bokhorst has the right to receive an aggregate of 6,636 shares of Common Stock pursuant to RSU awards, subject to the satisfaction of required time vesting periods.

(9)

In addition to the shares listed in the table, Ms. Vitali has the right to receive an aggregate of 6,636 shares of Common Stock pursuant to RSU awards, subject to the satisfaction of required time vesting periods.

(10)

Includes (i) 1,268 shares of Common Stock owned by the Elizabeth White Grantor Trust, of which Mr. White is the trustee and over which he has investment control and (ii) 1,268 shares of Common Stock owned by the Alexandra White Grantor Trust, of which Mr. White is the trustee and over which he has investment control. The shares listed in the table includes 6,000 shares of Common Stock, which may be acquired upon the exercise of options that have vested within 60 days of March 23, 2020. In addition to the shares listed in the table, Mr. White has the right to receive an aggregate of 9,955 shares of Common Stock pursuant to RSU awards, subject to the satisfaction of required time vesting periods.

(11)

Information is derived from the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on February 4, 2020. BlackRock is a parent holding company or control person in accordance with Exchange Act Rule 13d‑1(b)(1)(ii)(G) and reported sole voting power with respect to 6,814,608 of such shares and sole dispositive power with respect to 6,977,144 of such shares. The filing reported that such shares are beneficially owned by several BlackRock subsidiaries.

(12)

Information is derived from the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 12, 2020. Vanguard is an investment adviser in accordance with Exchange Act Rule 13d‑1(b)(1)(ii)(E) and reported sole voting power with respect to 42,701 of such shares, shared voting power with respect to 6,766 of such shares, sole dispositive power with respect to 4,259,963 of such shares and shared dispositive power with respect to 43,397 of such shares. The filing reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 36,631 shares of Common Stock as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 12,836 shares of Common Stock as a result of serving as investment manager of Australian investment offerings.

2020 PROXY STATEMENT / 17

Beneficial Ownership of Common Stock by Certain Stockholders and Management

(13)

Information is derived from the Schedule 13G/A filed by Dimensional Fund Advisors LP (“DFA”) with the Securities and Exchange Commission on February 12, 2020. DFA is an investment advisor in accordance with Exchange Act Rule 13d‑1(b)(1)(ii)(E) and reported sole voting power with respect to 3,971,588 of such shares and sole dispositive power with respect to 4,068,946 of such shares. The filing reported that DFA is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). All securities reported in this filing are owned by the Funds.

(14)

Information is derived from the Schedule 13G/A filed by Cramer Rosenthal McGlynn LLC (“Cramer”) with the Securities and Exchange Commission on February 13, 2020. Cramer is an investment adviser in accordance with Exchange Act Rule 13d‑1(b)(1)(ii)(E) and reported sole voting power with respect to 2,650,463 of such shares and sole dispositive power with respect to 2,734,387 of such shares.

(15)

Includes 4,636 shares of Common Stock pursuant to PRSU awards, which will vest within 60 days of March 23, 2020. In addition to the shares listed in the table, Mr. Miller has the right to receive (i) an aggregate of 44,041 shares of Common Stock pursuant to PRSU awards for which performance conditions have been satisfied, subject to the satisfaction of required time vesting periods, (ii) an aggregate of 52,967 shares of Common Stock pursuant to PRSU awards, subject to the satisfaction of performance conditions and required time vesting periods and (iii) an aggregate of 58,624 shares of Common Stock pursuant to PSU awards, subject to the satisfaction of performance conditions and required time vesting periods. The number of shares earned pursuant to PSU awards could increase or decrease depending upon actual performance achieved relative to performance targets.

(16)

Includes 1,686 shares of Common Stock pursuant to PRSU awards, which will vest within 60 days of March 23, 2020. In addition to the shares listed in the table, Mr. Nackman has the right to receive (i) an aggregate of 7,799 shares of Common Stock pursuant to PRSU awards for which performance conditions have been satisfied, subject to the satisfaction of required time vesting periods; (ii) an aggregate of 10,593 shares of Common Stock pursuant to PRSU awards, subject to the satisfaction of performance conditions and required time vesting periods; and (iii) an aggregate of 10,381 shares of Common Stock pursuant to PSU awards, subject to the satisfaction of performance conditions and required time vesting periods. The number of shares earned pursuant to PSU awards could increase or decrease depending upon actual performance achieved relative to performance targets.

(17)

Includes an aggregate of 14,400 shares of Common Stock, which may be acquired upon the exercise of options that have vested within 60 days of March 23, 2020 and an aggregate of 72,117 shares of Common Stock pursuant to PRSU awards, which will vest within 60 days of March 23, 2020. In addition to the shares listed in the table, all directors and officers as a group have the right to receive (i) an aggregate of 327,023 shares of Common Stock pursuant to PRSU and RSU awards for which applicable performance conditions have been satisfied, subject to the satisfaction of required time vesting periods; (ii) an aggregate of 272,781 shares of Common Stock pursuant to PRSU awards, subject to the satisfaction of performance conditions and required time vesting periods; and (iii) an aggregate of 284,425 shares of Common Stock pursuant to PSU awards, subject to the satisfaction of performance conditions and required time vesting periods. The number of shares earned pursuant to PSU awards could increase or decrease depending upon actual performance achieved relative to performance targets.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers and directors, as well as any person or entity who owns more than 10% of our Common Stock, to file with the Securities and Exchange Commission (the “SEC”) certain reports of ownership and changes in ownership of our securities. Officers, directors and stockholders who hold more than 10% of our outstanding Common Stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We typically prepare Section 16(a) forms on behalf of our officers and directors based on the information provided by them or available to us.

To our knowledge, our directors, officers and beneficial owners of more than ten percent of our Common Stock were in compliance with the reporting requirements of Section 16(a) under the Exchange Act during fiscal 2020, except that we inadvertently failed to timely file a Form 4 on behalf of Morris Goldfarb relating to stock purchased on June 13, 2019, and a Form 4 on behalf of Thomas Brosig, Alan Feller, Victor Herrero, Laura Pomerantz, Willem van Bokhorst, Cheryl Vitali and Richard White relating to their annual Board stock grant on June 13, 2019, due to a clerical issue with filing codes. G-III filed the Form 4’s on June 18, 2019.

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CORPORATE GOVERNANCE

Board of Directors

The Board of Directors has determined that Thomas Brosig, Alan Feller, Victor Herrero, Laura Pomerantz, Willem van Bokhorst, Cheryl Vitali and Richard White are independent directors.  The independent directors constitute a majority of the Board of Directors. In making its determination regarding the independence of the directors, the Board relied upon information provided by each of the directors and noted that each independent director meets the standards for independence set out in Nasdaq Listing Rule 5605(a)(2) and under the applicable rules and regulations of the SEC, and that there is no material business relationship between G-III and any independent director, including any business entity with which any independent director is affiliated.

The Board of Directors held four meetings during the fiscal year ended January 31, 2020. During the fiscal year ended January 31, 2020, each director attended all meetings of the Board of Directors (other than two directors who attended at least 75% of the meetings of the Board), and each director attended all meetings of committees of the Board on which he or she served. We do not have a formal policy regarding attendance by members of the Board of Directors at annual stockholders’ meetings. All of our directors attended the 2019 Annual Meeting of Stockholders.

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of our Audit, Compensation and Nominating and Corporate Governance Committees has been determined by the Board of Directors to be “independent” within the meaning of Nasdaq Listing Rule 5605(a)(2). Each member of the Audit Committee is “independent” within the meaning of Nasdaq Listing Rule 5605(c)(2)(A) and under the applicable rules and regulations of the SEC regarding the independence of audit committee members. Each member of the Compensation Committee is “independent” within the meaning of Nasdaq Listing Rule 5605(d)(2)(A).

AUDIT COMMITTEE	Meetings during the fiscal year ended January 31, 2020:	6
● Alan Feller ● Thomas Brosig ● Richard White ALL MEMBERS OF THE AUDIT COMMITTEE ARE INDEPENDENT.

Responsibilities

The Audit Committee is responsible for, among other things:

●Assisting the Board in monitoring:

(i)the integrity of our financial statements,

(ii)the qualifications and independence of our independent auditors,

(iii)the performance of our internal audit function and independent auditors, and

(iv)the compliance by us with legal and regulatory requirements.

●The appointment, compensation and oversight of the work of G-III’s independent registered public accounting firm.

Qualifications The Board has determined that each of Messrs. Feller, Brosig and White is an audit committee financial expert as such term is defined in the rules of the SEC.
Charter A copy of the Audit Committee’s charter is available in the “Investors” section of our website at http://www.giii.com.

2020 PROXY STATEMENT / 19

Corporate Governance

COMPENSATION COMMITTEE	Meetings during the fiscal year ended January 31, 2020:	6
● Richard White ● Laura Pomerantz ● Willem van Bokhorst

Responsibilities

The Compensation Committee discharges the responsibilities of the Board relating to compensation of G-III’s directors and executive officers. The Committee has overall responsibility for approving and evaluating director and executive officer compensation plans, policies and programs of G-III, including establishing and monitoring the basic philosophy and policies governing the compensation of G-III’s directors and officers.

The Compensation Committee is responsible for reviewing and discussing with management, and recommending to the Board the inclusion of the Compensation Discussion and Analysis in our annual Proxy Statement.

ALL MEMBERS OF THE COMPENSATION COMMITTEE ARE INDEPENDENT.

Specific duties and responsibilities of the Committee include, but are not limited to:

(i)reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers and evaluating their performance in light of those corporate goals and objectives;

(ii)recommending the compensation of our executive officers, giving consideration to the results of our most recent “Say on Pay” vote;

(iii)reviewing and recommending adoption, amendment and termination of employment agreements and severance arrangements or plans for our executive officers;

(iv)reviewing and recommending changes to director compensation;

(v)reviewing and recommending adoption, amendment and termination of incentive compensation plans, equity-based plans and other compensation and benefit plans for directors or officers, giving consideration to the results of our most recent “Say on Pay” vote in considering plans for executive officers;

(vi)administering G-III’s stock-based compensation, incentive and benefit plans; and

(vii)administering, interpreting and carrying out our Stock Ownership Guidelines for directors and executive officers and Executive Incentive Compensation Recoupment Policy for executive officers.

The Compensation Committee also may form and delegate authority to any subcommittee comprised solely of its members who are independent so long as such formation and delegation comply with applicable law and the Nasdaq Listing Rules.

The Compensation Committee met six times and acted by unanimous written consent three times during the year ended January 31, 2020.

Charter A copy of the Compensation Committee’s charter is available in the “Investors” section of our website at http://www.giii.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended January 31, 2020, Laura Pomerantz, Willem van Bokhorst and Richard White served on our Compensation Committee. None of the members of the Compensation Committee (i) has ever been an officer or employee of ours or (ii) had any relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers served on the board or compensation committee (or other committee serving as equivalent function) of any other entity, where an executive officer of the other entity served on our Board of Directors or Compensation Committee.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Meetings during the fiscal year ended January 31, 2020:	1
● Thomas Brosig ● Cheryl Vitali ● Richard White ALL MEMBERS OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE ARE INDEPENDENT.

Responsibilities

The Nominating and Corporate Governance Committee:

(a)assists the Board in its selection of individuals

(i)as nominees for election to the Board at G-III’s annual meeting of the stockholders or

(ii)to fill any vacancies or newly created directorships on the Board and

(b)developing and maintaining G-III’s corporate governance policies, and any related matters required by the federal securities laws.

The Nominating and Corporate Governance Committee met to review the performance and the experience, qualifications, attributes and skills of the members of the Board and recommended to our Board the persons to be nominated for election as directors at the Annual Meeting. The Nominating and Corporate Governance Committee met with Victor Herrero and reviewed his qualifications and subsequently recommended to the Board that he be nominated for election as a director by the stockholders at the Annual Meeting. Mr. Herrero was initially recommended to the Nominating and Corporate Governance Committee by our Chief Executive Officer.

Charter A copy of the Nominating and Corporate Governance Committee’s charter is available in the “Investors” section of our website at http://www.giii.com.

NOMINATIONS PROCESS

It is the policy of the Nominating and Corporate Governance Committee to consider candidates for Board membership suggested by Nominating and Corporate Governance Committee members and other Board members, management, our stockholders, third-party search firms and any other appropriate sources. As a stockholder, you may recommend any person for consideration as a nominee for director by writing to the Secretary of G-III, c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018. Recommendations must be received by March 13, 2021 to be considered for the 2021 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of our Common Stock beneficially owned by the recommending stockholder, a statement that the recommended nominee has expressed his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating and Corporate Governance Committee in evaluating the individual recommended nominee and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination.

Under the Director Selection and Qualification Standards and Resignation Policy (the “Director Policy”), the Nominating and Corporate Governance Committee is responsible for (i) assisting the Board in evaluating the independence of directors, (ii) developing and revising, as appropriate, for approval by the Board, selection criteria and qualification standards for Board nominees, (iii) identifying individuals believed to be qualified to become Board members consistent with criteria approved by the Board and applicable law and regulations, (iv) recommending candidates or nominees to the Board and (v) recommending to the Board whether or not to accept the resignation of a nominee for Director in an uncontested election who receives more votes “withheld” from his or her election than votes “for” such election.

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In evaluating candidates, the Nominating and Corporate Governance Committee considers the following criteria:

● personal integrity,	● the extent to which a candidate would be a desirable addition to the Board and any committees of the Board,
● skill,	● independence (as that term is defined under the rules of the SEC and the Nasdaq Listing Rules),
● sound business judgment,	● the requirement to maintain a Board that is composed of a majority of independent directors,
● diversity,	● potential conflicts of interest,
● business and professional skills and experience,	● the extent to which a candidate would fill a present need and
● experience with businesses and other organizations of comparable size,	● concern for the long-term interests of stockholders.
● the interplay of the candidate’s experience with the experience of other Board members,

In any particular situation, the Nominating and Corporate Governance Committee may focus on persons possessing a particular background, experience or qualifications that the Committee believes would be important to enhance the effectiveness of the Board.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to considering diversity in identifying director nominees. The Board and the Nominating and Corporate Governance Committee believe it is important that the Board members represent diverse viewpoints and a variety of skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business. The evaluation process for stockholder recommendations is the same as for candidates recommended from any other source. The needs of the Board and the factors that the Nominating and Corporate Governance Committee consider in evaluating candidates are reassessed on an annual basis, when the Committee’s charter is reviewed.

Stockholder Communications

The Board of Directors has provided a process for stockholders to send communications to the Board. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to the Board or such director c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018, Attn: Secretary. All such communications should include a representation from the submitting stockholder setting forth the stockholder’s address and the number of shares of our Common Stock beneficially owned by the stockholder. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and will respond as appropriate. Absent unusual circumstances, the Secretary of G-III will (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the Board, the Lead Independent Director (who serves as a non-management resource for stockholders seeking to communicate with our Board) or the director to whom such communication is addressed, as the Secretary considers appropriate. Each stockholder communication will be forwarded to all directors, the Lead Independent Director or the director to whom it is addressed, if it relates to a substantive matter and includes suggestions or comments that the Secretary considers to be important for the directors, or director, to know. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which we may receive repetitive or duplicative communications.

Additionally, G-III’s by-laws set forth “advance notice” requirements for stockholders’ meetings consistent with the purpose of establishing an orderly process for stockholders seeking to nominate directors or propose business at stockholder meetings. The advance notice provisions in the by-laws require stockholders to deliver notice to G-III of their intention to make director nominations or bring other business before the meeting not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if the meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s

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annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting. The advance notice provisions of the by-laws prescribe information that the stockholder’s notice must contain, both as to itself and its proposed director nominee, if the stockholder wishes to nominate a candidate for the annual meeting director election, prescribe information that the stockholder’s notice must contain if the stockholder wishes to bring business other than a director nomination before the annual meeting, and set forth rules and procedures relating to special meetings of stockholders.

Risk Oversight

The risk oversight function of our Board of Directors is carried out by both the Board and the Audit Committee. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight related to certain risks to the Audit Committee. The Audit Committee is responsible for reviewing and discussing with management our major and emerging risk exposures, including financial, operational, technology, privacy, data security, disaster recovery and ethics and compliance. The Audit Committee meets periodically with management and our internal audit department to discuss our major financial and operating risks and the steps, guidelines and policies management and our internal audit team have taken to monitor and control exposures to risk, including G-III’s risk assessment and risk management policies. The Chair of the Audit Committee regularly reports to the Board the substance of such reviews and discussions. Both the Board and the Audit Committee regularly review cybersecurity risk matters.

Our Compensation Committee incorporates considerations of risk into its deliberations of our executive compensation program. The Compensation Committee believes that G-III’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on G-III. In addition, our internal disclosure committee reviews with management the “risk factors” that appear in our Annual Report on Form 10‑K prior to its filing with the SEC, as well as prior to the filing of our Quarterly Reports on Form 10‑Q.

The Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board continually works, with input from our executive officers, to assess and analyze the most likely areas of future risk for us and our business.

Leadership Structure of the Board

The Board of Directors believes that Morris Goldfarb’s service in the dual roles of Chairman of the Board and Chief Executive Officer is in our best interest, as well as the best interest of our stockholders. Mr. Goldfarb is the director most familiar with our business and industry and possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business. Thus, he is in the best position to develop agendas and plans that ensure that the Board’s time and attention are focused on the most critical matters. We believe that Mr. Goldfarb is viewed by our customers, suppliers, business partners, investors and other stakeholders as providing strong leadership for our company in the marketplace and in our industry. This approach is often utilized by other public companies in the United States and we believe it has been effective for our company as well.

Although the Board believes that the combination of the Chairman of the Board and Chief Executive Officer roles is appropriate for us in the current circumstances, our Board does not have a specific policy as to whether or not these roles should be combined or separated.

LEAD INDEPENDENT DIRECTOR

In order to promote independent leadership on our Board and help ensure that the Board operates in a cohesive manner, the Board established the position of Lead Independent Director and elected Richard White as the Lead Independent Director. The responsibilities of the Lead Independent Director include:

(i)	advising the Chairman of the Board on Board meeting agendas and materials sent to the Board;
(ii)	serving as a liaison between non-management directors and the Chairman of the Board;
(iii)	calling and presiding over executive sessions of the non-management directors;

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(iv)	presiding over Board meetings in the absence of the Chairman of the Board;
(v)	serving as a non-management resource for stockholders and other external constituencies seeking to communicate with our Board;
(vi)	oversight of the Board’s annual assessment of the performance of our Chairman and Chief Executive Officer; and
(vii)	oversight of the Board’s annual self-assessment of its own performance, along with the Chairman of the Nominating and Corporate Governance Committee.

Additional Corporate Governance Policies

We also maintain the following corporate governance policies:

CODE OF ETHICS AND CONDUCT

All of our employees and employees of our subsidiaries (“Company Personnel”), officers and directors must adhere to our Code of Ethics and Conduct. It codifies those standards that we believe are reasonably designed to deter wrong-doing and to promote, among other things, adherence to the following principles:

(i)	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(ii)	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by G-III;
(iii)	compliance with applicable governmental laws, rules and regulations;
(iv)	the prompt internal reporting of violations of the Code of Ethics and Conduct; and
(v)	accountability for adherence to the Code of Ethics and Conduct.

A copy of the Code of Ethics and Conduct is available in the “Investors” section of our website at http://www.giii.com.

WHISTLEBLOWER POLICY

The Whistleblower Policy protects all of our Company Personnel, officers and directors if they raise concerns regarding G-III, such as concerns regarding incorrect financial reporting including questionable accounting, internal controls or auditing matters; unlawful activities; activities that are not in line with G-III policies, including the Code of Ethics and Conduct; or activities which otherwise amount to serious improper conduct. A copy of the Whistleblower Policy is available in the “Investors” section of our website at http://www.giii.com.

INSIDER TRADING, HEDGING AND PLEDGING POLICY

The Insider Trading, Hedging and Pledging Policy applies to all of our Company Personnel, directors and officers, and prohibits trading or causing trading of our securities while the applicable person is in possession of material non-public information. The Insider Trading, Hedging and Pledging Policy prohibits directors, executive officers and other Company Personnel specified by us, from time to time, from trading in G-III securities during our established blackout periods, except (i) pursuant to Board-approved written trading plans adopted in accordance with Rule 10b5‑1 under the Exchange Act, at least 30 days prior to any trade, (ii) stock option exercises for cash with no associated open market transaction and (iii) the surrender of shares to us or the retention and withholding of shares by us in satisfaction of tax withholding obligations with respect to stock-settled incentive compensation awards with no associated open market transaction. The Insider Trading, Hedging and Pledging Policy also prohibits Company Personnel from entering into hedging transactions with respect to our securities, pledging our securities as collateral for a loan or holding our securities in a margin account. The Board may, in limited circumstances, permit a share pledge by a director or executive officer after giving consideration to the number of shares to be pledged as a percentage of his or her total shares held and G-III’s total shares outstanding. A copy of the Insider Trading, Hedging and Pledging Policy is available in the “Investors” section of our website at http://www.giii.com.

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STOCK OWNERSHIP GUIDELINES

The Stock Ownership Guidelines require:

Position	Value of Stock Ownership
Chief Executive Officer	6x annual base salary
Vice Chairman and President	2x annual base salary
All Other Named Executive Officers and Directors who are Employees	1x annual base salary
Non-Employee Directors	5x annual cash retainer

Until these share ownership levels are achieved, our executive officers and directors are required to retain 50% of any net, after-tax, shares received upon exercise or vesting of our equity grants. All of our officers and directors are in compliance with our Stock Ownership Guidelines, except for one director initially elected to the Board last year.  A copy of the Stock Ownership Guidelines is available in the “Investors” section of our website at http://www.giii.com.

EXECUTIVE INCENTIVE COMPENSATION RECOUPMENT POLICY

Pursuant to the Executive Incentive Compensation Recoupment Policy, or “Clawback Policy,” in the event that we are required to restate our financial statements for any financial year, other than as a result of a change in generally accepted accounting principles or their interpretation, the Compensation Committee may, in its discretion, recoup incentive compensation paid to individuals who were executive officers within one year prior to the restatement. The incentive compensation subject to recoupment will consist of performance-based bonuses (including bonuses paid pursuant to employment agreements) and long-term incentive awards or equity grants, to the extent that such bonuses, awards or grants were predicated upon achievement of financial results that are subsequently restated. A copy of the Executive Incentive Compensation Recoupment Policy is available in the “Investors” section of our website at http://www.giii.com.

DIRECTOR SELECTION AND QUALIFICATION STANDARDS AND RESIGNATION POLICY

The Director Policy describes the Board’s criteria for selecting director nominees and the roles of the Board and the Nominating and Corporate Governance Committee in evaluating director independence and qualifications. In addition, the Director Policy provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender a written resignation to the Board. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the resignation. Thereafter, the Board will deliberate and determine the action to be taken with respect to the tendered resignation. Following the Board’s determination, G-III will publicly disclose the Board’s decision and the reasons for the decision. A copy of the Director Policy is available in the “Investors” section of our website at http://www.giii.com.

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CORPORATE SOCIAL RESPONSIBILITY

Our business has been built on family values and the belief that with hard work, conviction and a commitment to the greater good, we could redefine what is possible. By maintaining a commitment to our principles of Engage our People, Protect our Environment and Invest in Our Communities, over the past year we have taken meaningful steps to ensure that our business continues to drive value for all of our stakeholders, while also making a positive impact on our communities and the world around us.

Engage Our People - Our greatest asset is our talented employee base who come to work every day around the globe with incredible dedication, drive, compassion and care. Our focus remains on further enhancing the working environment for our employees and taking steps to ensure that G-III remains a great company to work for. We recognize that insights and ideas from a diverse range of backgrounds will better position us for the future and a significant portion of the top 34 management positions are currently occupied by women. We continue to benchmark our programs and practices to our peer group and provide recommendations where appropriate. Finally, our commitment to Board diversity has not waivered, and we are actively exploring opportunities for new perspectives that can enhance our already strong Director group.

As our sourcing and licensing footprints continue to expand, we have taken steps to foster sustainability throughout the organization. As we expand our supplier relationships beyond China, we are committed to scaling our social and factory compliance programs accordingly. We are also working to formalize and enhance our initiatives and laying the foundation for future programs. We lead multi-brand sustainability training sessions and pilot shared audit programs with our key business partners that are designed to allow us to reach more stakeholders with greater efficiency. We initiated a program to develop additional resources in the field by mentoring interns on sustainability matters.

•

Protect Our Environment - Our efforts to reduce environmental impacts in fiscal 2020 spanned both immediate and longer-term projects that we believe will lead to meaningful reductions in waste and energy usage. We implemented several projects, including installing LED lighting at our largest warehouse and as part of our New York office renovations, as well as conducting an office-wide energy assessment to better understand our footprint and incorporate solutions to cut our energy use. We provided reusable coffee mugs and water bottles to employees and started various recycling programs. This momentum also extends to our key divisions, where we are now piloting the use of lower impact materials in our products.

•

Invest in Our Communities – Organization-wide, we continued our deep levels of support for the Ronald McDonald House of New York, celebrated the 10th year of G-III and DKNY’s partnership with City Harvest, and also worked to mentor students at the Fashion Institute of Technology on business and sustainability insights. We worked with Women In Need (WIN) to provide back-to-school packed backpacks and holiday gifts. However, our commitment to community extends far beyond the reaches of New York with our support of WIN’s sponsorship of International Women’s Day, as well as supporting My Friend’s Place in their efforts to help homeless youth. G-III continued its strong financial backing for important organizations including the Hetrick-Martin Institute and DeliveringGood. In this time of the COVID-19 pandemic, we have provided more than 35,000 masks and fabric for producing masks, protective gowns and shields to medical facilities and first responders in the United States. In addition, there are countless other examples of G-III employees around the world taking time out of their schedules to volunteer with numerous other groups that are making a difference.

We are committed to embedding these principles into our business and better engaging our employees and those who work in our contracted factories, protecting our environment and supporting our communities while accepting our responsibility to be a good corporate citizen.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (CD&A) presents our executive compensation for fiscal 2020, describing how different components of compensation support our business objectives and how we determined the amounts of each component of compensation paid to our Named Executive Officers, or NEOs. In this Proxy Statement, references to a fiscal year refers to the year ended January 31 of that year.

CD&A Table of Contents

28	EXECUTIVE SUMMARY	41	Other Compensation Elements
29	Our Business Performance in Fiscal 2020	41	Employment Agreements
30	Our Long-Term Business Performance	42	OTHER COMPENSATION AND GOVERNANCE PROGRAMS, POLICIES AND CONSIDERATIONS
30	Our Pay Mix is Heavily Weighted Towards Incentive-Based Compensation	42	Stock Ownership Guidelines
30	Our “Say on Pay” and Stockholder Outreach Initiative	42	Clawback/Executive Incentive Compensation Recoupment Policy
34	Our Compensation Program Reflects Best Practices	42	Anti-Hedging Policy
35	ELEMENTS OF OUR COMPENSATION PROGRAM―WHAT WE PAY AND WHY	42	Anti-Pledging Policy
35	Our Compensation Philosophy	43	Effect of Section 162(m) of The Code
35	Base Salary	43	HOW WE MAKE COMPENSATION DECISIONS
35	Annual Cash Incentives for Our Chairman and CEO and Our Vice Chairman and President	43	The Role of the Compensation Committee
37	Annual Cash Incentives for Our Other Named Executive Officers	43	The Role of Management
38	Long-Term Incentives	43	The Role of Independent Compensation Consultants
39	Fiscal 2020 Awards Under Our Long-Term Incentive Program	44	The Role of Competitive Marketplace Practice
41	Timing of Equity Awards	44	The Consideration of Risk

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Executive Summary

For fiscal 2020, the following individuals were our NEOs:

Name	Age	Title	Years with G-III
Morris Goldfarb	69	Chairman of the Board and Chief Executive Officer	46
Neal S. Nackman	60	Chief Financial Officer and Treasurer	16
Sammy Aaron	60	Vice Chairman and President	14
Wayne S. Miller	62	Chief Operating Officer and Secretary	22
Jeffrey Goldfarb	43	Executive Vice President and Director of Strategic Planning	17

When discussing performance metrics for annual cash incentive awards for our Chairman and CEO and for our Vice Chairman and President, we refer to our pre-tax income. Unless otherwise defined, pre-tax income means the net income of G-III and its subsidiaries as reported in our consolidated financial statements, plus the sum of (i) the income taxes reported in our financial statements and (ii) the amount of the annual cash incentive payable to each NEO; provided however that pre-tax income is determined without regard to items that are both unusual and infrequent, as defined in generally accepted accounting principles (“GAAP”). Pre-tax income is defined in this way in the employment agreements with each of these NEOs and is a non-GAAP measure. Our use of non-GAAP metrics for annual cash incentive awards is not intended to replace GAAP results.

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Compensation Discussion and Analysis

OUR BUSINESS PERFORMANCE IN FISCAL 2020

Fiscal 2020 stands out as G-III’s best year ever.	We closed our fiscal year with record-breaking results for a second consecutive year: • Net sales • Net income • Earnings per share

Our performance in fiscal 2020 reflects continued growth across our portfolio of brands.

Net Sales
(in billions)
+3%
$3.30
$3.20
$3.10
$3.00
$2.90
$2.80
$3.08
$3.16
Fiscal 2019
Fiscal 2020

Net Income
(in millions)
+4%
$200
$150
$100
$50
$0
$138
$144
Fiscal 2019
Fiscal 2020

Earnings per Share
(fully diluted)
+7%
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$2.75
$2.94
Fiscal 2019
Fiscal 2020

Diluted earnings per share includes (i) non-cash imputed interest expense of $5.4 million in fiscal 2020 and $5.0 million in fiscal 2019 related to the Seller Note, (ii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores, net of gain on lease terminations, of $19.4 million in fiscal 2020 and $2.8 million in fiscal 2019 and (iii) a non-cash income tax gain of $6.7 million in fiscal 2020 primarily from foreign tax rate changes. The aggregate net effect of these exclusions was equal to $0.25 per diluted share in fiscal 2020 and $0.11 per diluted share in fiscal 2019.

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Compensation Discussion and Analysis

OUR LONG-TERM BUSINESS PERFORMANCE

Under the leadership of Morris Goldfarb, our Chairman and Chief Executive Officer, and our dedicated team of executive officers, G-III has delivered consistently strong financial performance. Our revenue growth and net income growth have consistently out-performed our competitors over the long-term and we achieved two consecutive years of record-breaking results in fiscal 2019 and 2020, demonstrating both our long-term orientation, as well as our commitment to delivering top tier results to our stockholders.

While the long-term performance of our Common Stock, as measured by total stockholder return, has been very strong, our stock price performance over the past three to five years has underperformed the S&P Textiles, Apparel & Luxury Goods Industry Index and the S&P 500 Index during this period. We attribute the lower performance of our stock price to uncertainty connected with the performance of our retail partners and our own retail stores, as well as trade, tariffs and our Company’s exposure to China for its supply chain.  Our management team is taking steps to mitigate these issues and increase the value of our global power brands.

OUR PAY MIX IS HEAVILY WEIGHTED TOWARDS INCENTIVE-BASED COMPENSATION

More than 90% of our Chairman and CEO’s compensation and more than 80% of the average compensation of our other NEOs in fiscal 2020 consisted of at-risk annual and long-term incentive compensation. The annual cash incentives earned by our Chairman and CEO and our Vice Chairman and President are contractually guaranteed and reflect our record-breaking results in fiscal 2020. Achieving excellent results in the short-term enhances stockholder value over the long-term. While equity incentives were weighted less heavily in fiscal 2020,  our meaningful grants of performance-based equity in fiscal 2020 help us to retain our executives and align their interests with those of our stockholders.

Chairman and CEO Compensation Mix	Other NEOs Compensation Mix

OUR “SAY ON PAY” AND STOCKHOLDER OUTREACH INITIATIVE

G-III values the opinions of its stockholders and has spent considerable time soliciting information regarding their views. The Compensation Committee was pleased to receive 75% support from our stockholders for the “Say on Pay” proposal presented at our 2019 Annual Meeting after receiving less than majority support in 2018. The Compensation Committee

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Compensation Discussion and Analysis

concluded that the expanded stockholder outreach campaign, enhancements to our disclosure and the re-design of our executive pay program were well received.

During fiscal 2020, we reached out to 35 stockholders who owned an aggregate of 83.1% of our shares and met with 22 stockholders who owned an aggregate of 64.8% of our shares and the major proxy advisory firms. The outreach was led by our Lead Independent Director, who is also Chairman of our Compensation Committee. Our Chief Operating Officer, our Vice President, Investor Relations, and the Compensation Committee’s independent compensation consultant also participated in meetings with investors. During each meeting, we presented an update on our business, our preliminary thinking on changes to our compensation program for fiscal 2020 that we expected to make and our Corporate Social Responsibility initiatives. We actively solicited feedback from stockholders and received valuable input from our stockholders on these topics.

From February to April 2020, we continued to engage with our stockholders, building on the progress made during the prior year. We reached out to 38 stockholders who owned an aggregate of 90.9% of our shares and met with 19 stockholders who owned an aggregate of 59.1% of our shares.  We updated our stockholders on the impact the COVID-19 pandemic was having on our wholesale business given that our retail partners largely closed their stores in the spring and our own retail stores closed in March. We also continued to provide updates on our executive compensation program, our progress on board refreshment and diversity and our Corporate Social Responsibility initiatives.

REVIEW OF COMPENSATION OF OUR ChAIRMAN AND CEO AND VICE CHAIRMAN

Some investors have questioned the amount of total compensation to our two highest paid executives, Morris Goldfarb, our Chairman and Chief Executive Officer and Sammy Aaron, our Vice Chairman and President, and the metrics used in determining their annual cash incentive.

The Compensation Committee engaged with our Chief Executive Officer on the design of the annual cash incentive formulas in effect for him and for our Vice Chairman and President pursuant to their employment agreements. The annual cash incentive is a contractual obligation that cannot be changed unilaterally. The Committee discussed implementing a new annual cash incentive program but determined that this would have required the Board to give notice that the employment agreements with these two executives would not be automatically extended. Even then, the contractual annual cash incentive would remain in place until each employment agreement terminates.  The Committee believes this step would create enormous disruption and uncertainty both internally and externally—among investors, our retail partners, the licensors of our brands and our customers—resulting in substantial erosion of stockholder value. The Committee concluded that if the employment agreements were not so extended, this action would be interpreted internally and externally as a change in senior leadership of our company which would severely disrupt our business. The metric for the annual cash incentive is pre-tax income. This metric is fundamental to our success, and a critical measure of short-term performance. The annual cash incentive is performance-based and aligns directly with profitability, moving both up and down, and there are no redundant metrics.

The Compensation Committee discussed the possibility of terminating the employment agreements with the full Board of Directors. The Board expressed great confidence in the ability of our Chairman and CEO and our Vice Chairman and President to successfully lead G-III and continue their track record of producing excellent financial results and stockholder value creation, as well as leading the company through the disruption caused by COVID-19. For these reasons, the Committee decided that the best approach was to allow the automatic extension of the employment agreements and, in doing so, to keep the current annual cash incentive program for the two of them.

The Compensation Committee factored stockholder input into its decisions relating to the elements of fiscal 2020 compensation that were not contractual, as evidenced by the meaningful changes made to the long-term incentive program:

(1)	No salary increases have been approved for our Chairman and CEO since fiscal 2009. Furthermore, peer group comparisons indicate that his current salary of $1,000,000 is below market.
(2)

The annual cash incentive formulas were previously modified twice before as a result of discussions between the Compensation Committee and Mr. Goldfarb, for fiscal 2014 and again for fiscal 2015, specifically to address concerns that had been raised by our stockholders. Mr. Goldfarb and Mr. Aaron voluntarily accepted these modifications even though they were under no obligation to do so. Over the past four years, the voluntary reductions

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in annual cash incentive compensation resulting from these voluntary modifications of the employment agreements totaled $4.7 million for Mr. Goldfarb and $3.0 million for Mr. Aaron.
(3)

The grant date fair value of fiscal 2020 grants made in April 2019 to each of Mr. Goldfarb and Mr. Aaron was equal to the grant date fair value of the fiscal 2019 grants, with no increase in the fair value of the grants made to these two executives despite our Company’s record-breaking fiscal 2019 financial results.

(4)	The financial metrics which must be achieved for the April 2019 PSU grants to vest are more rigorous and more aligned with stockholder interests than the metrics used for previous grants of PRSUs.
(5)

PSUs granted in fiscal 2020 will vest after a three-year performance period is completed and will be subject to an additional two-year post-vesting holding period for a total vesting/holding period of five years.

The Compensation Committee also considered that our Chairman and CEO is our fourth largest stockholder, beneficially owning approximately 7.7% of our Common Stock, and concluded that he is heavily invested in our long-term value creation.

RESULTS OF OUR STOCKHOLDER OUTREACH PROCESS

Last year, investors welcomed the opportunity to discuss our proposed responses to the Say on Pay vote, indicating that outreach was extremely helpful to build understanding and bridge differences. We have summarized what we heard from investors about our redesign of our long-term incentive program and a description of the steps taken in response to comments from our stockholders:

What We Heard from Investors	Our Response
Comprehensive redesign of long-term incentive program
● Stockholders uniformly support performance-based approaches to long-term incentives and equity.	G-III provided 100% of long-term incentives awarded to NEOs in performance-based awards in fiscal 2020.
● Performance periods should be at least three years long and some stockholders preferred five years.

G-III measured performance over a cumulative three‑year period for performance-based awards granted in fiscal 2020, rather than using a combination of one‑year, two‑year and three‑year metrics.

Our Named Executive Officers are restricted from selling any shares that vest from these awards (other than shares sold or net share settled to cover related taxes) for an additional two years, for a total performance/holding period that spans 5 years.

● Awards must be either earned or not earned based on results during the performance period.	Awards granted in fiscal 2020 contain no retesting of performance metrics, i.e., no “second bites at the apple.”
● Investors support rigorous performance targets that contain an appropriate degree of stretch, but that are grounded in a realistic evaluation of the business.	We established rigorous performance targets for awards granted under this new program that are designed to satisfy investor concerns.

●    In general, investors were not overly prescriptive about the type or number of metrics, although many identified ROIC as their preferred metric for long-term value creation. Investors want to understand how the metrics connect to business strategy and value creation.

We chose three-year cumulative Adjusted EBIT (for 75% of the target award) and three-year average ROIC (for 25% of the target award) as the metrics for long-term incentive awards approved in April 2019 for fiscal 2020.

Adjusted EBIT measures our ability to grow profitably over time. We chose ROIC as a metric because it measures our success in allocating capital to invest for profitable growth in our portfolio of brands, make successful acquisitions and properly manage our working capital.

In response to comments made by investors, we also eliminated an exception that had been made to our anti-pledging policy and committed to increase our Corporate Social Responsibility initiatives.

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Compensation Discussion and Analysis

IMPACT OF COVID-19 ON OUR COMPENSATION PROGRAM FOR FISCAL 2021

The determination of executive compensation for fiscal 2020 was based on our record-breaking results for fiscal 2019 and 2020. The impact of the COVID-19 pandemic is expected to have a material adverse effect on our business and results of operations in fiscal 2021. The Compensation Committee will continue to consider the impact of this pandemic on our business, results of operations and financial condition in evaluating fiscal 2021 compensation decisions. The effects of the pandemic have already impacted the compensation of our executive officers, employees and directors.

•

Our Chief Executive Officer and Vice Chairman voluntarily agreed to temporarily forfeit their annual salaries, effective March 30, 2020. Morris Goldfarb and Sammy Aaron agreed to receive no salary other than payment by G-III of their employee contributions with respect to medical benefits and long-term disability.

•	Our other NEOs, Wayne Miller, Neal Nackman and Jeffrey Goldfarb, each voluntarily agreed to temporarily reduce their annual salaries by 40%, also effective March 30, 2020.
•	We anticipate that the business impacts of the COVID-19 pandemic will result in significantly reduced annual cash incentive payments for fiscal 2021.
•

As a result of the anticipated adverse impact of the COVID-19 pandemic on our earnings and returns on invested capital, we believe that last year’s PSU grants may not vest during their 3-year measurement period. Other unvested PRSU grants may also not satisfy their performance vesting conditions. Accordingly, we are concerned about retention of management and senior executives.

•

To provide additional retention value and a greater degree of certainty during a period of extreme market volatility, in April 2020, our Compensation Committee granted time-based RSUs with a 3-year cliff vesting period to our NEOs.

•

We expect to return to our practice of granting PSUs in fiscal 2022, but the Compensation Committee intends to maintain flexibility to evaluate business conditions next year and determine compensation accordingly.

•

Our non-employee directors receive an annual RSU grant with a value of $100,000 each year on the date of the Annual Meeting. To respond to recent extreme volatility in the price of our Common Stock and limit the potential number of shares granted, the Compensation Committee approved an RSU grant valued at $100,000 resulting in 10,183 RSUs for each non-employee director, reflecting the same price used to determine the grant date fair value of the RSUs granted to our NEOs.  The Compensation Committee also made annual RSU grants to the Lead Independent Director, Chair of the Audit Committee and Chair of the Nominating and Corporate Governance Committee on a similar basis. All of these RSU grants vest over a three-year period and are subject to the election of each person granted RSUs as a director at the Annual Meeting.

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Compensation Discussion and Analysis

OUR COMPENSATION PROGRAM REFLECTS BEST PRACTICES

Our compensation program incorporates excellent compensation governance practices that benefit our stockholders:

What We Do	What We Don’t Do
We pay for performance and set rigorous goals for short-term and long-term incentives	No overlapping metrics for annual cash incentives and long-term incentive awards
Conduct extensive stockholder outreach	No practices that could encourage excessive risk-taking
Double trigger equity acceleration upon a change in control	No repricing of underwater stock options without stockholder approval
Anti-hedging and anti-pledging policies	No guaranteed salary increases or annual cash incentive bonuses for NEOs
Clawback policy	No excise tax gross-ups upon a change in control
Capped annual cash incentive payouts	No tax gross-ups on perquisites or benefits
Robust share ownership guidelines, with 50% share retention requirement until guidelines are met	No excessive executive perquisites
Annual Say on Pay vote

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Compensation Discussion and Analysis

Elements of Our Compensation Program—What We Pay and Why

OUR COMPENSATION PHILOSOPHY

Our compensation program is designed to enhance stockholder value in the following ways:

•	Belief in Pay for Performance. A substantial majority of compensation paid to our executives is variable and aligned with the short and long-term performance of G-III;
•

Focus on Annual Profitability. Our annual cash incentive compensation structure is oriented towards bottom-line results, fosters an entrepreneurial environment and empowers management with the flexibility to quickly make decisions that are responsive to ever-changing market conditions, a hallmark of the fashion business;

•	Alignment with Stockholders. Our long-term incentive program aligns the interests of our executive officers with those of our stockholders and supports maximum stockholder value creation; and
•	Competitive Packages. We offer a competitive compensation program, which enables us to attract and retain highly qualified managerial and executive talent necessary to achieve our objectives.

BASE SALARY

Base salaries provide a competitive rate of fixed pay and help us to attract and retain executives needed to manage our business for the benefit of our stockholders. The Compensation Committee determines base salaries after considering the breadth and complexity of the role, tenure, individual performance and the competitive market for talent. No adjustments to the base salaries of our NEOs were made in fiscal 2019. Mr. Goldfarb’s base salary has not been increased since fiscal 2009.

ANNUAL CASH INCENTIVES FOR OUR CHAIRMAN AND CEO AND OUR VICE CHAIRMAN AND PRESIDENT

As detailed under “Executive Summary―Our “Say on Pay” and Stockholder Outreach Initiative” and “Review of Compensation of our Chairman and CEO and Vice Chairman” above, the Committee decided to retain the existing annual cash incentive arrangements for Morris Goldfarb and Sammy Aaron for fiscal 2020 because the Compensation Committee believes that terminating the employment agreements unilaterally would have disrupted our business and reduced shareholder value. In contrast, incentivizing Messrs. Goldfarb and Aaron in the same manner promotes a shared focus in the successful operation of our business.

The use of pre-tax income, the metric used in these annual cash incentive arrangements, is fundamental to our success, is designed to reward annual performance and, we believe, contributes to the long-term stock price performance of G-III. These annual cash incentive awards are structured to recognize the unique roles held by Messrs. Goldfarb and Aaron in the overall management of our business and the design and execution of our corporate strategy.

The Compensation Committee is committed to aligning Chairman and CEO compensation with performance and maintaining its pay-for-performance philosophy. The following tables depict how the Chairman and CEO’s bonus has tracked G‑III’s operating performance.

	Fiscal Year Ending
	1/31/2016	1/31/2017	1/31/2018	1/31/2019	1/31/2020
	(in thousands)
Annual cash incentive	$11,306	$1,410	$6,285	$12,419	$11,314
Pre-tax income	$179,133	$77,762	$110,049	$183,830	$182,098

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Compensation Discussion and Analysis

Pay for Performance - CEO Annual Cash Incentive Alignment
Annual Cash Incentive ($000s)
Pre-Tax Inocme ($000s)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
1/31/2016
1/31/2017
1/31/2018
1/31/2019
1/31/2020
Annual Cash Incentive
Pre-Tax Income

The annual cash incentive arrangement for Mr. Goldfarb is codified in his employment agreement with us. This arrangement was initially established in 1989.

The annual cash incentive arrangements were previously modified twice based on discussions between the Compensation Committee and Mr. Goldfarb, effective beginning in fiscal 2014 and again in fiscal 2015, although Mr. Goldfarb was under no obligation to do so, to reduce awards as a of result Committee analysis, advice of the Committee’s compensation consultant and a desire to address concerns that had been raised by our stockholders. Voluntary modifications included reducing the cap on awards to 150% of the amount payable at budget from 200%, adding a penalty that reduced the award when actual pre-tax income fell below budget by more than 15% and including a significantly higher threshold level of pre-tax income below which no award would be paid.

The annual cash incentive arrangement for Mr. Aaron was first established in 2008 and mirrors Mr. Goldfarb’s annual cash incentive. Mr. Aaron also voluntarily agreed to similar modifications to his employment agreement.

The annual reduction in bonus payments for each executive resulting from these voluntary modifications of their annual cash incentive agreements is summarized below:

	Fiscal 2020	Fiscal 2019	Fiscal 2018	Fiscal 2017
	(in thousands)
Reduction in Mr. Goldfarb’s annual cash incentive award	$170	—	$1,310	$3,220
Reduction in Mr. Aaron’s annual cash incentive award	$110	—	$830	$2,080

The key provisions of the annual cash incentive arrangements in effect for Mr. Goldfarb and Mr. Aaron are summarized below. The basic award opportunity is expressed as a percentage of pre-tax income (“PTI”) for each executive. Mr. Goldfarb is eligible to receive 6% of pre-tax income in excess of $2 million, subject to a cap equal to 150% of the amount payable for achieving our forecast for the year. Mr. Aaron is eligible to receive 4% of pre-tax income in excess of $2 million, also subject to a cap equal to 150% of the amount payable for achieving our forecast for the year. In addition, there is an accelerator

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Compensation Discussion and Analysis

that increases the bonus if actual results significantly exceed the forecast and a penalty if actual results are significantly below the forecast.

The accelerator provides for an additional percentage of pre-tax income for performance that exceeds our forecast by more than 15%. Mr. Goldfarb receives an additional 2% of pre-tax income that is 15% in excess of our forecast up to 30% above our forecast and an additional 4% of pre-tax income that exceeds our forecast by more than 30%. Mr. Aaron receives an additional 1.33% of pre-tax income that is 15% in excess of our forecast up to 30% above our forecast and an additional 2.66% of pre-tax income that exceeds our forecast by more than 30%. Notwithstanding the accelerator provision, the annual cash incentive for each of Mr. Goldfarb and Mr. Aaron may not exceed the 150% cap described in the preceding paragraph.

The penalty reduces the percentage of pre-tax income awarded if actual pre-tax income is below our forecast by more than 15% up to 30% below forecast. The percentage of pre-tax income awarded to Mr. Goldfarb is reduced by 2% of pre-tax income that is 15% less than our forecast up to 30% below our forecast and reduced by 4% of pre-tax income that is more than 30% below our forecast. Similarly, the percentage of pre-tax income awarded to Mr. Aaron is reduced by 1.33% of pre-tax income that is 15% less than our forecast up to 30% below our forecast and reduced by 2.66% of pre-tax income that is more than 30% below our forecast. No annual cash incentive is payable to either executive if pre-tax income falls below a threshold amount calculated based on the formula for reducing the award if actual pre-tax income is below the forecast.

The pre-tax income goals for the annual cash incentives for Mr. Goldfarb and Mr. Aaron established by the Committee reflect our public guidance. Our guidance is thoroughly vetted and approved by our Audit Committee prior to the establishment of the target payout amounts by the Committee. We established an aggressive pretax income goal for fiscal 2020, set 21.5% higher than our record-breaking results in fiscal 2019.  We achieved record revenues, net income and EPS in fiscal 2020. As a result of the shortfall compared to our guidance for pre-tax income, annual cash incentives paid to Messrs. Goldfarb and Aaron were reduced by $170,000 and $110,000, respectively, compared to their target amounts.

	Forecasted	Actual		Threshold	Maximum
	Pre‑Tax	Pre‑Tax Income	% Increase	Pre‑Tax	Pre‑Tax
	Income GAAP Goal	GAAP Results	(Decrease) Over	Income Goal	Income GAAP Goal
Fiscal Year	($mil)	($mil)	Prior Year	($mil)	($mil)
Fiscal 2020	$223.4	$182.1	-0.9%	$70.5	$334.2
Fiscal 2019	$136.1	$183.8	67.0%	$43.4	$188.0
Fiscal 2018	$67.6	$110.0	41.5%	$22.2	$93.4

ANNUAL CASH INCENTIVES FOR OUR OTHER NAMED EXECUTIVE OFFICERS

The annual cash incentives formulas for Wayne Miller and Jeffrey Goldfarb for fiscal 2020 were structured to establish maximum awards for each executive, with the Compensation Committee exercising its discretion to reduce these amounts. This structure was originally intended to preserve beneficial tax treatment for G-III under Section 162(m) of the Code as it existed before Section 162(m) was amended as part of the Tax Cuts and Jobs Act. Mr. Nackman’s award depends on his individual performance, subject to Committee discretion. The following table summarizes the annual cash incentive award

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Compensation Discussion and Analysis

structure and criteria considered by the Committee with respect to annual cash incentive awards with respect to fiscal 2020 for Mr. Miller, Mr. Goldfarb and Mr. Nackman.

Annual Cash Incentives	Executive	Award Opportunity	Criteria Considered by the Compensation Committee	Maximum Award ($000)	Actual Award ($000)
	Wayne Miller	Up to 3% of pre-tax income, provided PTI exceeded $10 million and subject to Committee discretion	● G-III financial performance, including sales growth, margin improvement and cost reduction, as well as development of long-term strategies with respect to the growth of G-III ● Execution of strategies to address tariffs on imported goods and the restructuring of our retail outlet business ● Performance of dress and sports divisions	$5,463	$2,700
	Jeffrey Goldfarb	Up to 2.5% of pre-tax income, provided PTI exceeded $10 million and subject to Committee discretion	● G-III financial performance, including sales growth, margin improvement and cost reduction, as well as development of long-term strategies with respect to the growth of G-III ● Execution of our e‑commerce strategy, restructuring of our retail business and management of our licensing, marketing and legal departments	$4,552	$1,250
	Neal Nackman	Subject to Committee discretion	● G-III financial performance, including sales growth, margin improvement and cost reduction, as well as development of long-term strategies with respect to the growth of G-III ● Management of our financial and accounting departments and investor relations ● Individual performance, tenure and prior year’s compensation	N/A	$630

LONG-TERM INCENTIVES

We grant long-term incentive awards to our NEOs in order to align their interests with those of our stockholders by rewarding our executives for achieving long-term performance objectives and enhanced stockholder value.

After failing to receive majority support for the 2018 “Say on Pay” proposal, the Compensation Committee undertook a comprehensive redesign of our long-term incentive program, replacing PRSUs with performance share units (“PSUs”) for new awards. Results of stockholder outreach last year confirmed that the new grants of PSUs would be well-received by stockholders as discussed under “Executive Summary—Our “Say on Pay” and Stockholder Outreach Initiative” above. A comparison of the old and new programs is provided below:

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Compensation Discussion and Analysis

Long-Term Incentives	Features	Prior Long-Term Incentive Program	Fiscal 2020 Long-Term Incentive Program
	Overview	● Basic structure in effect since fiscal 2013, with minor modifications	● Grants reflect input from stockholders during stockholder outreach conducted during early 2019
	Performance Period	● Performance measured over one‑ and two‑ year periods	● Three‑year performance period spans cumulative results on each metric over fiscal 2020, 2021 and 2022
Performance Metrics

In general for fiscal 2013 – 2019:

●  Growth in 20‑day average price of Common Stock during initial period, with ability to satisfy criteria with a higher growth rate over a later period; and

●  Growth in a performance metric such as EBIT, EPS or after-tax earnings over an initial period with ability to satisfy criteria with a higher growth rate over a later period or, in some cases, the ability to satisfy this second performance criteria through enhanced stock price performance in excess of the stock price criteria.

●  3‑year cumulative Adjusted EBIT based on annual compounded growth during fiscal 2020, 2021 and 2022

●  3‑year average ROIC

●  Both Adjusted EBIT and ROIC are non-GAAP metrics. For the purpose of determining the extent to which PSU awards have vested, reported financial results will be adjusted to exclude the impact of pre-established items with the objective of aligning incentives with performance within management’s control

●  75% of each PSU award to our NEOs is subject to achievement of the Adjusted EBIT metric and 25% of each PSU award to our NEOs is subject to achievement of the ROIC metric

	Re-Testing Opportunity	● Available	● Not available
	Time Vesting	● Time vesting over two‑ to five‑year periods	● 100% time vesting on June 15, 2022 after the completion of the three‑year performance period
	Post-Vesting Holding Period	● None

●  Each NEO will be restricted from selling PSU shares that vest for an additional period of two years (other than shares sold or net shares settled to cover related taxes), for a total performance/holding period of five years.

	Upward and Downward Adjustments for Exceeding or Falling Below Target Metrics	● No upward or downward adjustment in number of PRSUs earned for meeting or failing to meet targets; number earned is zero if targets are not achieved

●  The percentage of each NEO’s PSU award that may vest with respect to each metric could increase up to a maximum of 150% of the target award relative to that metric if the results achieved for that metric exceed the metric’s performance target by a specified amount and could decrease to 50% of the target award relative to that metric if the results achieved for that metric fall below the metric’s performance target by a specified amount. None of the PSUs would vest with respect to a metric if the results achieved are less than the threshold performance target for that metric and no more than 150% of the PSUs would vest with respect to a metric even if the results achieved exceed the maximum performance target for that metric.

FISCAL 2020 AWARDS UNDER OUR LONG-TERM INCENTIVE PROGRAM

The size of the long-term incentive award made to each of our NEOs for fiscal 2020 is a factor of the Compensation Committee’s assessment of record-breaking company performance in fiscal 2019, the recipient’s potential contribution to our future growth and financial results and competitive practice in our peer group.

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Compensation Discussion and Analysis

Rigorous financial metrics were established by the Compensation Committee for the performance period:

●    The target Adjusted EBIT metric is based on achieving meaningful annual compounded growth in Adjusted EBIT over the three-year performance period and the maximum Adjusted EBIT metric requires a doubling of this annual compounded growth rate; and

●    Satisfaction of the ROIC metric is based on achieving a substantial improvement in average ROIC over the three-year performance period compared to the three-year period ended in fiscal 2019.

The number of PSUs granted in April 2019 under our long-term incentive program and the grant date fair value of the PSUs are shown below. The Compensation Committee determined that the grant date fair value of target awards to our Chairman and CEO and Vice Chairman and President should not increase compared to the grants awarded in fiscal 2019. The Committee determined that these amounts were appropriate because they reflect competitive practice in our peer group for similarly situated executives and because the value of equity for each executive is equal to approximately 25% of total incentive compensation (i.e., grant date fair value of equity plus annual cash incentive earned), making it a substantial component of compensation for our Chairman and CEO and our Vice Chairman and President.

The Committee also determined that the grant date fair value of target awards to the other NEOs could increase by up to 5% per executive. Based on the Chairman and CEO’s recommendation, the Committee approved a 5% increase for each of the other NEOs. The table below summarizes the target PSU awards for fiscal 2020 to our NEOs granted in April 2019. As described above, the actual number of PSUs that vest, and their realizable value, may be larger or smaller than the target amounts in this table, or may be zero if actual results are lower than the threshold target performance metrics established by the Committee.

FISCAL 2021 AWARDS UNDER OUR LONG-TERM INCENTIVE PROGRAM

As previously stated, the impact of the COVID-19 pandemic is expected to have a material adverse effect on our business and results of operations in fiscal 2021. The effects of the pandemic have already impacted the compensation of our NEOs with salaries temporarily eliminated for our Chairman and CEO and our Vice Chairman and President and temporarily reduced by 40% for our other NEOs. As a result of the adverse effects of the pandemic, we also anticipate significantly reduced annual cash incentive payments for fiscal 2021 and the likelihood that the performance criteria contained in last year’s PSU grants will not be satisfied resulting in forfeiture of performance shares after completion of the 3-year measurement period. Other unvested PRSU grants may also not satisfy their performance vesting conditions. These factors caused concern for the Committee about retention of management and senior executives.

The Committee noted our record-breaking results in fiscal 2020 and that awards made soon after the completion of a fiscal year generally take into account our performance for the past fiscal year. To address retention of management and senior executives and provide more certainty during a period of extreme market volatility, our Compensation Committee granted to our NEOs time-based RSUs with a 3-year cliff vesting period. We believe that the significant retention benefit resulting from a 3-year cliff vesting period is extremely important to the long-term interests of our company and overrides any concern that might be caused by the absence of performance criteria in these grants. The Committee also evaluated the total number of shares granted to NEOs and other participants and sought to limit the corresponding dilution associated with fiscal 2021 grants while still achieving objectives for retention during a period when business results are expected to be adversely impacted.

The Compensation Committee determined that the grant date fair value of the awards in fiscal 2021 to our Chairman and CEO and our Vice Chairman and President should decline by approximately 8% compared to the grants awarded in fiscal 2020. The Committee approved grants to the remaining NEOs after considering the Chairman and CEO’s recommendations. The Committee determined that these grants provide meaningful equity incentives to our top management group while providing us with a significant retention tool.

The grant date fair value of the awards made in April 2020, the increase or decrease in the grant date fair value of these awards compared to the awards made in April 2019 and the number of RSUs granted are shown below.

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Compensation Discussion and Analysis

Long-Term Incentives	Executive	Fiscal 2021 Award Grant Date Fair Value (in thousands)	% Increase (Decrease) From Prior Year	Number of RSUs
	Morris Goldfarb	$3,683	(7.8)%	375,000
	Sammy Aaron	$2,455	(7.8)%	250,000
	Wayne Miller	$1,856	(11.5)%	189,000
	Jeffrey Goldfarb	$1,105	5.4%	112,500
	Neal Nackman	$ 442	19.0%	45,000

TIMING OF EQUITY AWARDS

We do not coordinate annual equity awards to our Named Executive Officers with the release of material non-public information. The Compensation Committee generally makes equity grants to existing employees on an annual basis. Equity grants to new hires or promotions will generally be made as of the date of hire or promotion or the first business day of the month following the date of hire or promotion. The Compensation Committee retains the discretion to make grants at other times.

OTHER COMPENSATION ELEMENTS

BENEFITS

Our executives are eligible to participate in company benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability plans. We also sponsor a voluntary 401(k) Employee Retirement Savings Plan that provides for a matching contribution equal to 100% of the first 3% of the participant’s contributed pay plus 50% of the next 2% of the participant’s contributed pay. We make an annual contribution of $100,000 to Mr. Goldfarb’s nonqualified deferred compensation account pursuant to his employment agreement that is designed to provide retirement benefits that exceed the limits on qualified plans imposed by the IRS.

PERQUISITES

Consistent with our philosophy of attracting and retaining key executives, we offer perquisites to our Named Executive Officers, which we believe are consistent in type and amount with those paid by our competitors. We provide a supplemental life insurance policy to Mr. Goldfarb because it was negotiated as part of his employment agreement.

For additional information regarding perquisites paid to our executive officers, please see footnote 3 to the Fiscal 2020 Summary Compensation Table below.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of Morris Goldfarb, Sammy Aaron, Wayne Miller and Jeffrey Goldfarb, and executive transition agreements with each of Neal Nackman, Wayne Miller and Jeffrey Goldfarb, which agreements require us to make payments and provide benefits to them in the event of a termination of employment in connection with a change in control or under certain other circumstances.

The apparel business is highly competitive, and we use employment and executive transition agreements to retain our executive officers and achieve our objectives for management continuity. Our employment and executive transition agreements also specify competitive severance benefits designed to minimize negotiation with executives in the event a termination of employment should occur and ensure continued focus on the business if a change of control occurs. Finally,

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Compensation Discussion and Analysis

our employment agreements contain covenants which prevent our executive officers from soliciting our customers and employees and disclosing confidential information about our business plans and practices.

For more information about our employment agreements see “Executive Compensation Tables—Fiscal 2020 Summary Compensation Table—Morris Goldfarb Employment Agreement”, “—Sammy Aaron Employment Agreement”, “—Wayne Miller Employment Agreement” and “—Jeffrey Goldfarb Employment Agreement” and “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement.

Other Compensation and Governance Programs, Policies and Considerations

STOCK OWNERSHIP GUIDELINES

We have adopted robust stock ownership guidelines for our directors and our Named Executive Officers. These guidelines foster an alignment of the interests of our executive officers with those of our stockholders, promote an ownership culture and long-term perspective among our executives, and act as a form of risk mitigation.

Named Executive Officers and our directors who are also our employees must retain shares with a value denominated as a multiple of base salary as follows:

Executive	Multiple of Base Salary
Chief Executive Officer	6x
Vice Chairman	2x
All Other Named Executive Officers and Directors who are Employees	1x

Each non-employee director must retain shares valued at five times his or her annual cash retainer for service as a director of G-III. Until executive officers and directors achieve the required guideline, they are required to retain 50% of the net shares obtained from the vesting of restricted stock units or from the exercise of stock options. Shares owned outright and shares held in trust count towards satisfaction of these guidelines; unearned performance shares and unexercised options do not. The Compensation Committee may, in its sole discretion, and in limited instances, grant exceptions to these guidelines. No such exception was granted in fiscal 2020. All of our NEOs and directors are in compliance with these guidelines, with the exception of Victor Herrero who was initially elected as a director at our 2019 Annual Meeting of Stockholders.

CLAWBACK/EXECUTIVE INCENTIVE COMPENSATION RECOUPMENT POLICY

Beginning with fiscal 2014, in the event that G-III is required to prepare an accounting restatement, the Compensation Committee may, in its sole discretion, recoup from the affected officers all or part of any annual performance-based bonus or long-term incentive awards that were predicated upon the achievement of financial results that were subsequently restated.

ANTI-HEDGING POLICY

Our directors, executives and other employees are prohibited from engaging in transactions designed to limit or eliminate economic risks from owning G-III’s stock, such as transactions involving any form of margin arrangement, short sales and/or dealing in puts and calls of G-III’s stock.

ANTI-PLEDGING POLICY

Our directors, executives and other employees are generally prohibited from pledging shares of our stock as collateral for any loan or margin account. None of our executives has pledged shares of our stock. The Board may, in its sole discretion and in limited instances, grant exceptions to this policy after considering the number of shares to be pledged as a percentage of the executive’s total shares held and G-III’s total shares outstanding.

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Compensation Discussion and Analysis

EFFECT OF SECTION 162(m) OF THE CODE

The Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive officers necessary for our success. Going forward, the Committee intends to continue to ensure that a significant portion of pay for our executive officers is at risk and subject to the attainment of performance goals, notwithstanding the elimination of deductibility for performance-based compensation under Section 162(m) as amended by the 2017 Tax Act.

The amendments to Section 162(m) are effective for taxable years beginning after December 31, 2017—in our case, for fiscal 2019 and subsequent years—subject to transition relief for compensation paid pursuant to binding written contracts in effect on November 2, 2017 that are not materially modified on or after such date. Based on our current understanding of the transition rules and IRS guidance, we anticipate that the transition relief will apply to (a) annual cash incentive compensation payable to Morris Goldfarb pursuant to his employment agreement through fiscal 2020 and (b) to compensation paid pursuant to PRSUs granted by us prior to November 2, 2017. However, there can be no assurance that these amounts will be fully deductible for fiscal 2020 and subsequent years due to ambiguities and uncertainties in the application of the changes made by the 2017 Act and the transition rules and IRS guidance issued thereunder.

How We Make Compensation Decisions

THE ROLE OF THE COMPENSATION COMMITTEE

Our Compensation Committee is responsible for determining the compensation of our executive officers and for evaluating and establishing the overall structure and design of our compensation program.

The Compensation Committee consults with our Chairman and CEO in connection with making its determinations regarding compensation of our other NEOs and relies to a large extent on his evaluation of each executive’s performance and his recommendations regarding the amount and mix of the total compensation paid to these executives.

THE ROLE OF MANAGEMENT

Our Chairman and CEO annually makes recommendations on the amount and mix of the total compensation of other NEOs to the Compensation Committee. Our Chairman and CEO is not involved in the determination of his own compensation.

THE ROLE OF INDEPENDENT COMPENSATION CONSULTANTS

The Compensation Committee retained Compensation Advisory Partners (“CAP”) to serve as its independent advisor on executive compensation and corporate governance matters beginning in fiscal 2019. CAP is a nationally recognized executive compensation consultancy and serves as the Committee’s independent advisor on executive compensation and corporate governance matters. In carrying out these responsibilities, CAP assisted the Committee with its redesign of G-III’s executive compensation program by providing insight and analysis of compensation programs and incentives used by G-III’s peers and other public companies, trends in executive compensation and corporate governance, and the evolving policies and procedures of proxy advisory services firms. CAP also assisted with respect to G-III’s stockholder outreach initiative.

The Compensation Committee retains sole responsibility for engaging any compensation advisor and meets with its advisor, as needed, in the Committee’s sole discretion. CAP has not performed any services other than executive and director compensation and related corporate governance consulting for G-III and performed its services only on behalf of and at the direction of the Committee. Prior to engaging CAP, the Committee reviewed the factors related to consultant independence and determined that no conflict of interest exists.

G-III retained a separate consultant, FTI Consulting (“FTI”), which advises management (but not the Committee) during fiscal 2020 on market trends in executive compensation, provided analysis and recommendations, and reviewed and commented on compensation proposals. FTI has not performed any services for G-III other than relating to executive

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Compensation Discussion and Analysis

compensation and performed its services only on behalf of and at the direction of management of G-III. The Compensation Committee also determined that no conflict of interest exists with respect to the retention of FTI by G-III to advise management.

THE ROLE OF COMPETITIVE MARKETPLACE PRACTICE

The Compensation Committee periodically reviews the compensation design features and executive pay levels of companies that are comparable to G-III to ensure that our programs are competitive. While the Compensation Committee reviews this information, this process serves as one reference point among others. In making determinations regarding our compensation and related governance programs and pay levels, the Compensation Committee also considers our short- and long-term strategic objectives, individual performance, scope of responsibilities, retention concerns, and previously negotiated contractual obligations.

Our peer companies were selected based on the following parameters:

•	Appropriately sized companies with revenues ranged from approximately 0.5 to 2 times those of G-III;
•	Companies operating in the apparel and retail industries with a focus on accessible luxury brands; and
•	Companies from the comparator groups used by our comparators and by stockholder advisory groups.

The companies in our pay peer group include:

●Capri Holdings Limited*	●Lululemon Athletic, Inc.	●Steven Madden, Ltd.
●Carter’s Inc.	●Oxford Industries, Inc.	●Tapestry, Inc.
●Columbia Sportswear Co.	●Ralph Lauren Corp.	●Under Armour, Inc.
●Deckers Outdoor Corp.	●Skechers USA, Inc.	●Wolverine World Wide, Inc.
●Fossil Group, Inc.

*   Formerly Michael Kors Holdings Limited

In addition, the Committee reviewed two additional companies which were too large to serve as pay comparators but are viewed as sources for practice peer competitive intelligence regarding pay design and practices. The additional companies are:

●PVH Corp.	●VF Corp.

The median annual revenues of the companies in our pay level peer group are $3.5 billion compared to $3.1 billion for G-III in fiscal 2020.

THE CONSIDERATION OF RISK

The Compensation Committee considers risk in its deliberations regarding pay levels and practices and believes that G-III’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on G-III.

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Compensation Discussion and Analysis

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Richard White, Chairman
Laura Pomerantz
Willem van Bokhorst

2020 PROXY STATEMENT / 45

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION TABLES

FISCAL 2020 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers (collectively, “Named Executive Officers”, individually, a “Named Executive Officer”), based on fiscal 2020 total compensation. The table sets forth compensation information for the last three completed fiscal years ended January 31 in each year for services in all capacities to us and our subsidiaries.

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
					Stock	Option	Incentive Plan	Deferred	All Other
Name and	Years of	Fiscal		Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Service (1)	Year	Salary ($)	($)	($)(2)	($)	($)	($)	($)(3)	Total ($)
Morris Goldfarb	46	2020	1,000,000	—	3,994,257	—	11,314,365	—	288,870	16,597,492
Chairman of the Board and Chief Executive Officer		2019	1,000,000	—	3,994,108	—	12,419,092	—	285,780	17,698,980
		2018	1,000,000	—	1,324,738	—	6,285,064	—	287,228	8,897,030
Neal S. Nackman	16	2020	500,000	630,000	371,328	—	—	—	20,440	1,521,768
Chief Financial Officer and Treasurer		2019	500,000	700,000	353,631	—	—	—	18,200	1,571,831
		2018	500,000	650,000	66,226	—	—	—	18,000	1,234,226
Sammy Aaron	14	2020	750,000	—	2,662,826	—	7,389,481	—	32,072	10,834,379
Vice Chairman and President		2019	750,000	—	2,662,689	—	8,086,372	—	32,461	11,531,522
		2018	750,000	—	827,959	—	4,103,000	—	31,113	5,712,072
Wayne S. Miller	22	2020	750,000	2,700,000	2,096,980	—	—	—	80,897	5,627,877
Chief Operating Officer and Secretary		2019	750,000	3,000,000	1,997,024	—	—	—	78,711	5,825,735
		2018	750,000	2,500,000	182,150	—	—	—	77,345	3,509,495
Jeffrey Goldfarb	17	2020	750,000	1,125,000	1,048,490	—	—	—	33,115	2,956,605
Executive Vice President and Director of Strategic Planning		2019	750,000	1,250,000	998,497	—	—	—	11,000	3,009,497
		2018	750,000	1,000,000	115,911	—	—	—	10,800	1,876,711

(1)	This represents service with us in all capacities but excludes prior service with companies acquired by G-III.

(2)

The amounts reflect the full grant date fair value of PSUs or PRSUs under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) awarded to the Named Executive Officers in the applicable fiscal year. For a discussion of valuation assumptions, see Note J to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended January 31, 2020. See “Fiscal 2020 Grants of Plan-Based Awards” below for the maximum number of PSUs that may vest if performance metrics are achieved.

(3)	All Other Compensation includes the following:

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Compensation Discussion and Analysis

			Matching
		Life Insurance	Contribution to
	Fiscal	Premiums	401(k) Plan
Name	Year	(a)	(b)	Perquisites		Total
Morris Goldfarb	2020	138,900	11,200	138,770	(c)	288,870
	2019	138,900	11,000	135,880	(d)	285,780
	2018	138,900	10,800	137,528	(e)	287,228
Neal S. Nackman	2020	9,240	11,200	—		20,440
	2019	7,200	11,000	—		18,200
	2018	7,200	10,800	—		18,000
Sammy Aaron	2020	7,768	11,200	13,104	(f)	32,072
	2019	7,768	11,000	13,693	(f)	32,461
	2018	7,768	10,800	12,545	(f)	31,113
Wayne S. Miller	2020	59,358	11,200	10,339	(g)	80,897
	2019	57,856	11,000	9,855	(g)	78,711
	2018	57,172	10,800	9,373	(g)	77,345
Jeffrey Goldfarb	2020	—	11,200	21,915	(h)	33,115
	2019	—	11,000	—		11,000
	2018	—	10,800	—		10,800

(a)	The full amount of all premiums paid by G-III for life insurance coverage.
(b)

The full amount of our matching contributions under our 401(k) Plan (which are equal to 100% of the participant’s contribution for the first 3% of salary plus 50% of the participant’s contribution for the next 2% of salary, subject to limitations under the IRS regulations).

(c)

Includes our contribution of $100,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $20,000 for tax services paid by us for Mr. Goldfarb and $18,770 for the reimbursement of Mr. Goldfarb’s parking expenses

(d)

Includes our contribution of $100,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $20,000 for tax services paid by us for Mr. Goldfarb and $15,880 for the reimbursement of Mr. Goldfarb’s parking expenses.

(e)

Includes our contribution of $100,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $20,000 for tax services paid by us for Mr. Goldfarb and $17,528 for the reimbursement of Mr. Goldfarb’s parking expenses.

(f)	The full amount paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking.
(g)	The full amount paid by us for the reimbursement of Mr. Miller’s parking expenses.
(h)	The full amount paid by us for the reimbursement of Mr. Goldfarb’s personal use of automobile and parking.

▪	Morris Goldfarb Employment Agreement

Morris Goldfarb has an employment agreement with us that is effective through January 31, 2023. This agreement is automatically extended each year for an additional year absent a notice of non-extension by one party to the other party prior to January 31 of each year. The agreement provides for an annual base salary of $1,000,000 with increases at the discretion of the Board of Directors. For information with respect to the annual cash incentive bonus payable to Mr. Goldfarb, see “Compensation Discussion and Analysis—Annual Cash Incentives for our Chairman and CEO and our Vice Chairman and President” above.

Mr. Goldfarb is entitled to an annual contribution of $100,000 per year to a supplemental pension trust for each year in which G-III’s Net After-Tax Income (as defined in his employment agreement) exceeds $1,500,000. Mr. Goldfarb is also entitled to a $5,000,000 life insurance policy, which names his wife as beneficiary.

For additional information concerning Morris Goldfarb’s post-termination and change in control benefits, see “Potential Payments Upon Termination or Change-in-Control—Severance and Change in Control Arrangements with Morris Goldfarb” below.

2020 PROXY STATEMENT / 47

Compensation Discussion and Analysis

▪	Sammy Aaron Employment Agreement

Mr. Aaron has an employment agreement with us that is effective through January 31, 2021. The agreement provides for automatic one-year renewals unless either party gives written notice of non-extension to the other party at least six months prior to the expiration of the term. The agreement provides for an annual base salary of $750,000. For information with respect to the annual cash incentive bonus payable to Mr. Aaron, see “Compensation Discussion and Analysis—Annual Cash Incentives for our Chairman and CEO and our Vice Chairman and President” above.

For additional information concerning Mr. Aaron’s post-termination and change in control benefits, see “Potential Payments Upon Termination or Change-in-Control—Severance and Change in Control Arrangements with Sammy Aaron” below.

▪	Wayne Miller Employment Agreement

The term of Mr. Miller’s employment agreement extends through January 31, 2021, with the term being extended by one year unless either party gives written notice to the other at least six months prior to the end of the then term that it is not to be extended. Under the employment agreement, Mr. Miller receives an annual salary of $750,000, plus such bonus, if any, as shall be awarded by the Board or the Compensation Committee, and is entitled to participate in the G-III’s benefit plans and arrangements for senior executive personnel. If Mr. Miller’s employment agreement is terminated by G-III without “justifiable cause” or by Mr. Miller for “good reason”, Mr. Miller is entitled to receive his compensation and benefits for 24 months from the date his employment terminates, and shall be deemed to be entitled to an annual bonus for each 12-month period during such severance period in an amount equal to the greater of (i) the average annual cash bonus earned by Mr. Miller during the two fiscal years immediately preceding the fiscal year in which Mr. Miller’s employment terminates and (ii) an annual bonus amount of $500,000, subject to compliance by Mr. Miller with his non-competition and certain other obligations in his employment agreement.

▪	Jeffrey Goldfarb Employment Agreement

The term of Jeffrey Goldfarb’s employment agreement extends through January 31, 2021, with the term being extended by one year unless either party gives written notice to the other at least six months prior to the end of the then term that it is not to be extended. Under the employment agreement, Mr. Goldfarb receives an annual salary of $750,000, plus such bonus, if any, as shall be awarded by the Board or the Compensation Committee, and is entitled to participate in the G-III’s benefit plans and arrangements for senior executive personnel. If Mr. Goldfarb’s employment agreement is terminated by G-III without “justifiable cause” or by Mr. Goldfarb for “good reason”, Mr. Goldfarb is entitled to receive his compensation and benefits for 24 months from the date his employment terminates, and shall be deemed to be entitled to an annual bonus for each 12-month period during such severance period in an amount equal to the greater of (i) the average annual cash bonus earned by Mr. Goldfarb during the two fiscal years immediately preceding the fiscal year in which Mr. Goldfarb’s employment terminates and (ii) an annual bonus amount of $500,000, subject to compliance by Mr. Goldfarb with his non-competition and certain other obligations in his employment agreement.

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Compensation Discussion and Analysis

FISCAL 2020 GRANTS OF PLAN-BASED AWARDS

The employment agreements with each of Morris Goldfarb and Sammy Aaron contain provisions for contractual annual cash incentive awards. In April 2019, the Compensation Committee of our Board of Directors granted PSUs pursuant to our 2015 Plan to each of our Named Executive Officers. The following table summarizes these non-equity and equity incentive awards for the 2020 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Awards (1)			Estimated Future Payouts Under Equity Incentive Awards (2)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards ($)(3)
Morris Goldfarb	Annual Cash Incentive	N/A	$-	$14,134,532	$21,201,798
	PSUs	April 17, 2019				13,958	111,665	167,498	$3,994,257
Sammy Aaron	Annual Cash Incentive	N/A	$-	$9,226,708	$13,840,062
	PSUs	April 17, 2019				9,305	74,443	111,665	$2,662,826
Wayne S. Miller	PSUs	April 17, 2019				7,328	58,624	87,936	$2,096,980
Neal S. Nackman	PSUs	April 17, 2019				1,298	10,381	15,572	$371,328
Jeffrey Goldfarb	PSUs	April 17, 2019				3,664	29,312	43,968	$1,048,490

(1)

The terms of the annual cash incentive award opportunity for each of Mr. Goldfarb and Mr. Aaron are described under “Compensation Discussion and Analysis-Annual Cash Incentives for Our Chairman and CEO and Vice Chairman and President.” The amount set forth under “Target” is payable to the executive if our actual pre-tax income equals forecasted pre-tax income. The amount set forth under “Maximum” is equal to 150% of target. No annual cash incentive is payable to either executive if actual pre-tax income falls below a threshold amount calculated based on the formula for reducing the award if actual pre-tax income is below the forecast.

(2)

The amounts reflect the number of PSUs awarded to the Named Executive Officers in fiscal 2020. The actual number of PSUs that vest may be larger or smaller than the target amounts in this table, or may be zero if actual results are lower than the threshold target performance metrics established by our Compensation Committee. The shares awarded for achieving threshold performance goals is 50% of target. No shares are awarded for results below the threshold levels. Threshold was determined based on achieving the minimum performance level for only one of the two performance measures. See “Compensation Discussion and Analysis—Long-Term Incentives” for a description of the terms of these awards.

(3)

The amounts reflect the full grant date fair value of the PSUs under ASC 718 awarded to the Named Executive Officers in fiscal 2020.  For a discussion of valuation assumptions, see Note J to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended January 31, 2020.

2020 PROXY STATEMENT / 49

Compensation Discussion and Analysis

OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END

The following table summarizes the outstanding stock awards held by each Named Executive Officer at January 31, 2020, consisting of shares of our Common Stock that may be delivered to each Named Executive Officer upon satisfaction of the vesting conditions of unvested PRSUs and PSUs. There were no stock option awards outstanding at that date that were held by our Named Executive Officers. The columns that refer to the number of or market value of “Shares or Units of Stock That Have Not Vested” summarize unvested PRSUs granted in prior fiscal years, as detailed in the footnotes to the table, for which threshold performance goals have been achieved but which remained subject to time vesting conditions as of January 31, 2020. The columns that refer to the number of or market value of “Unearned Shares or Units That Have Not Vested” summarize unvested PRSUs granted in prior fiscal years and PSUs granted in fiscal 2020, as detailed in the footnotes to the table, for which neither threshold performance conditions nor time vesting conditions had been satisfied as of January 31, 2020.

	Stock Awards
	Number of				Equity Incentive Plan		Equity Incentive Plan
	Shares or Units				Awards: Number of		Awards: Market Value of
	of Stock That		Market Value of Shares or		Unearned Shares or		Unearned Shares or
	Have Not		Units of Stock That Have		Units That Have Not		Units That Have Not
Name	Vested (#)(1)		Not Vested ($)(1)(2)		Vested (#)(3)		Vested ($)(2)(3)
Morris Goldfarb	33,714	(4)	917,358	(4)	103,287	(6)	2,810,439
	88,082	(5)	2,396,711	(5)	111,665	(7)	3,038,405
Neal S. Nackman	1,686	(4)	45,876	(4)	10,593	(6)	288,236
	7,799	(5)	212,211	(5)	10,381	(7)	282,467
Sammy Aaron	20,171	(4)	548,853	(4)	79,451	(6)	2,161,862
	58,721	(5)	1,597,798	(5)	74,443	(7)	2,025,594
	52,938	(8)	1,440,443	(8)	—		—
Wayne S. Miller	4,636	(4)	126,146	(4)	52,967	(6)	1,441,232
	44,041	(5)	1,198,356	(5)	58,624	(7)	1,595,159
Jeffrey Goldfarb	2,950	(4)	80,270	(4)	26,483	(6)	720,602
	22,020	(5)	599,164	(5)	29,312	(7)	797,580

(1)	Reflects PRSUs issued to the Named Executive Officers for which performance goals had been achieved but which remained subject to time vesting conditions as of January 31, 2020.

(2)	Market value of unvested PRSUs and PSUs assume a price of $27.21 per share of our Common Stock as of January 31, 2020.

(3)	Reflects PRSUs and PSUs issued to the Named Executive Officers for which neither performance goals nor time vesting conditions had been satisfied as of January 31, 2020.

(4)

Reflects PRSUs issued to the Named Executive Officers in fiscal 2018 under the 2015 Plan. Each Named Executive Officer’s right to receive these shares of Common Stock will become vested on March 28, 2020.

(5)

Reflects PRSUs issued to the Named Executive Officers in fiscal 2019  under the 2015 Plan. Each Named Executive Officer’s right to receive these shares of Common Stock will become vested as to one-half of such shares on each of June 15, 2020 and June 15, 2021.

(6)

Reflects PRSUs issued to the Named Executive Officers in fiscal 2016 under the 2015 Plan. If the performance conditions of such PRSUs are satisfied, each Named Executive Officer’s right to receive these shares of Common Stock conditions of such PRSUs are satisfied on or before December 10, 2020, each Named Executive Officer’s right to receive these shares of Common Stock will become vested in accordance with the following schedule: 75% upon satisfaction of the performance condition, and 25% on  December 10, 2020.

(7)

Reflects PSUs issued to the Named Executive Officers in fiscal 2020 under the 2015 Plan. If the performance conditions of such PSUs are satisfied, each Named Executive Officer’s right to receive these shares of Common Stock conditions are satisfied on or before June 15, 2022, each Named Executive Officer’s right to receive these shares of Common Stock will become fully vested on June 15, 2022.

(8)	Reflects PRSUs issued to Mr. Aaron in fiscal 2016 under the 2015 Plan. Mr. Aaron’s right to receive these shares of Common Stock will become vested on June 12, 2020.

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Compensation Discussion and Analysis

FISCAL 2020 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information as to all shares vested for the Named Executive Officers during the fiscal year ended January 31, 2020. No options were outstanding or exercised during the fiscal year ended January 31, 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Morris Goldfarb	269,832	8,666,427
Neal S. Nackman	25,337	805,054
Sammy Aaron	233,618	7,824,739
Wayne S. Miller	125,529	3,944,800
Jeffrey Goldfarb	63,378	1,996,622

(1)	Reflects shares issued on vesting of PRSUs. These PRSUs vested on March 28, 2019, April 12, 2019, June 15, 2019, October 5, 2019 and January 27, 2020.

(2)

Reflects the aggregate value of the shares issued at a market price of $39.49 on March 28, 2019, $41.39 on April 12, 2019, $25.70 on June 15, 2019, $24.55 on October 5, 2019 and $28.47 on January 27, 2020.

FISCAL 2020 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information on deferred compensation plans of the Named Executive Officers that are not tax-qualified for the fiscal year ended January 31, 2020.

	Executive	Registrant		Aggregate		Aggregate	Aggregate
	Contributions	Contributions		Earnings (Loss)		Withdrawals/	Balance at
Name	in Fiscal 2020 ($)	in Fiscal 2020 ($)		in Fiscal 2020 ($)		Distributions ($)	January 31, 2020 ($)
Morris Goldfarb	—	100,000	(1)	361,779	(2)	—	2,191,313	(3)

(1)	Amount has been reported as “All Other Compensation” in the Fiscal 2020 Summary Compensation Table.

(2)

Since G-III does not pay above market interest or provide any other preference to Mr. Goldfarb, these amounts are not included in his compensation as reported in the Summary Compensation Table for those years. Purchases and sales of securities are recorded on a settlement date basis. Interest income compounds daily and is credited monthly on an accrual basis, and dividends are recorded on a payment date basis. Aggregate earnings (loss) includes the plan’s gains and losses on investments bought and sold, as well as held during the year.

(3)	Reflects the aggregate amount of contributions by G-III for the Named Executive Officer during his career with G-III plus the investment earnings thereon.

Pursuant to Morris Goldfarb’s employment agreement, we have contributed $100,000 to a supplemental pension trust for Mr. Goldfarb’s benefit for fiscal 2020.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into employment agreements with each of Morris Goldfarb, Sammy Aaron, Wayne Miller and Jeffrey Goldfarb, and executive transition agreements with each of Neal Nackman, Wayne Miller and Jeffrey Goldfarb, which require us to make payments and provide benefits to them in the event of a termination of employment in connection with a change in control or in certain other circumstances.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH MORRIS GOLDFARB

In the event we terminate Mr. Goldfarb’s employment for cause (as defined in his employment agreement, as amended) or Mr. Goldfarb voluntarily resigns without cause (as defined in his employment agreement, as amended), Mr. Goldfarb will not be entitled to any severance or other compensation of any kind following the effective date of such termination, other than such portion of base salary, pro rata bonus and other compensation accrued through the date of the termination.

2020 PROXY STATEMENT / 51

Compensation Discussion and Analysis

In the event we terminate Mr. Goldfarb’s employment without cause, or Mr. Goldfarb terminates his employment for cause, Mr. Goldfarb will receive the salary, bonus and other benefits he otherwise would have received if his employment had continued for the then remaining term of the employment agreement. The salary portion would be paid in a lump sum, and the bonus and benefits portions will be due as and when they would otherwise have been paid or provided. If such termination is effectuated after the occurrence of a “Change in Control” (as defined in the employment agreement), then, in lieu of the payments described in the preceding sentence, Mr. Goldfarb will be entitled to receive a formula-based lump sum cash payment determined with reference to Section 280G of the Code, plus three years of employee benefit continuation. In general, the formula-based cash severance payment would be an amount equal to the excess of (a) 2.99 times average of Mr. Goldfarb’s annual compensation for the preceding five years, over (b) the value of any other payments and benefits (including, for example, the Section 280G value of accelerated vesting of outstanding equity awards) which are deemed to be contingent upon the occurrence of the Change in Control under Section 280G of the Code. If Mr. Goldfarb’s employment is terminated due to his death, Mr. Goldfarb’s estate will be entitled to receive the base salary for a period of six months from the last day of the month of his death and will be eligible to receive bonus compensation pro-rated according to the number of days of employment in the fiscal year of his death.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH SAMMY AARON

If we terminate Mr. Aaron’s employment for justifiable cause (as defined in his employment agreement) or Mr. Aaron voluntarily resigns without good reason (as defined in his employment agreement), Mr. Aaron will not be entitled to any severance or other compensation of any kind following the effective date of such termination, other than such portion of base salary and other compensation accrued through the date of the termination.

In the event Mr. Aaron’s employment is terminated without justifiable cause or by Mr. Aaron for good reason, Mr. Aaron will continue to receive his annual salary, bonus and other benefits for the balance of the term of the employment agreement. However, if a “Change in Control” (as defined in the employment agreement) occurs and Mr. Aaron is terminated without justifiable cause, or if he resigns for good reason within three months of the event giving rise to such good reason, he will be entitled to cash severance of an amount equal to 2.0 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus earned during our two fiscal years before the fiscal year of his termination of employment, which amount will be payable over 24 months. In addition, Mr. Aaron will be entitled to receive continuing health benefits for up to 24 months. Our obligation to pay such severance and benefits will be conditioned upon Mr. Aaron’s executing a general release and his continuing to comply with the non-competition and other restrictive covenants contained in his agreement. The cash severance amount will be reduced if and to the extent necessary to ensure that such amount, when added to other payments and the value of other benefits Mr. Aaron may receive (including, for example, the Section 280G value of accelerated vesting of outstanding equity awards), is not greater than the Section 280G threshold amount (generally, three times average annual compensation for the five years preceding the year in which a Change in Control occurs). If Mr. Aaron’s employment agreement is terminated due to his disability or death, Mr. Aaron will be entitled to receive such portion of his annual salary, accrued leave and reimbursement of expenses as has been accrued through the date on which his employment is terminated or through the date of his death.

Mr. Aaron has agreed that, for one year following the termination of his employment (or for a shorter period under certain circumstances following a Change in Control) he will not, directly or indirectly, (a) compete with any business of G-III, (b) interfere with G-III’s business relationships, or (c) solicit or hire G-III employees. In addition, Mr. Aaron has agreed that at any time following the termination of his employment, he will not disclose confidential information (as defined in the employment agreement) of G-III acquired during his employment.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH WAYNE MILLER

If we terminate Mr. Miller’s employment for justifiable cause (as defined in his employment agreement) or Mr. Miller voluntarily resigns without good reason (as defined in his employment agreement), Mr. Miller will not be entitled to any severance or other compensation of any kind following the effective date of such termination, other than such portion of base salary and other compensation accrued through the date of the termination.

In the event Mr. Miller’s employment is terminated without justifiable cause or by Mr. Miller for good reason, Mr. Miller will be entitled to continue to receive his annual salary and bonus for a period of twenty-four months (the “severance period”).

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Compensation Discussion and Analysis

His annual bonus for each twelve-month period during the severance period shall be equal to the greater of (i) the average annual cash bonus earned by Mr. Miller during the two fiscal years immediately preceding the fiscal year in which Mr. Miller’s employment terminates and (ii) an annual bonus amount of $500,000. The salary and bonus will be payable over 24 months. In addition, Mr. Miller will receive continuing employee benefits (or their equivalent) for 24 months. Our obligation to pay such severance and benefits will be conditioned upon Mr. Miller’s executing a general release and his continuing to comply with the non-competition and other restrictive covenants contained in his employment agreement. If Mr. Miller’s employment agreement is terminated due to his disability or death, Mr. Miller will be entitled to receive such portion of his annual salary, reimbursement of expenses and any bonus as has been accrued through the date on which his employment is terminated.

Mr. Miller is also a party to an executive transition agreement that provides for separation payments and benefits if his employment is terminated without “cause” or for “good reason” within three months before or two years after a “change in control” (as such terms are defined in his executive transition agreement). In that event, subject to timely delivery of a general release, Mr. Miller will receive cash separation pay in an amount equal to 2.0 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus he earned during our two fiscal years before the fiscal year of his termination of employment, which amount will be payable over the 24‑month period following termination of employment in accordance with normal payroll practices. In addition to the cash separation payments, Mr. Miller will be able to receive continuing group health plan benefits on a subsidized basis. The cash separation payment amount will be reduced if and to the extent necessary to ensure that such amount, when added to other payments and the value of other benefits Mr. Miller may receive under other plans and agreements (including, for example, the Section 280G value of accelerated vesting of outstanding equity awards), is not greater than the Section 280G threshold amount (generally, three times average annual compensation for the five years preceding the year in which a change in control occurs). The separation payments and benefits under Mr. Miller’s executive transition agreement will be reduced by the amount of the comparable payments and benefits he would be entitled to receive under his employment or any other agreement in order to avoid duplication.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH NEAL NACKMAN

In the event that Neal Nackman is terminated without “Cause” (as defined in his severance letter agreement), Mr. Nackman will be entitled to severance payments equal to one year of benefits previously provided, salary and bonus (based on the average of his bonus in the two years prior to termination).

Mr. Nackman is also a party to an executive transition agreement. If Mr. Nackman’s employment is terminated without “cause” or for “good reason” within three months before or two years after a “change in control” (as such terms are defined in his executive transition agreement), then, subject to timely delivery of a general release, he will be entitled to receive cash separation pay in an amount equal to 1.5 times the sum of (a) his highest annual salary in effect during the one-year period before the termination of his employment and (b) the average annual cash bonus he earned during our two fiscal years before the fiscal year of his termination of employment. The cash separation pay, as so determined, will be payable over the 18‑month period following termination of employment in accordance with normal payroll practices. In addition to the cash separation payments, Mr. Nackman will be able to receive continuing group health plan benefits on a subsidized basis. The cash separation payments will be reduced if and to the extent necessary to ensure that such amount, when added to other payments and the value of other benefits Mr. Nackman may receive under other plans and agreements (including, for example, the Section 280G value of accelerated vesting of outstanding equity awards), is not greater than the Section 280G threshold amount (generally, three times average annual compensation for the five years preceding the year in which a change in control occurs).

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH JEFFREY GOLDFARB

If we terminate Mr. Goldfarb’s employment for justifiable cause (as defined in his employment agreement) or Mr. Goldfarb voluntarily resigns without good reason (as defined in his employment agreement), Mr. Goldfarb will not be entitled to any severance or other compensation of any kind following the effective date of such termination, other than such portion of base salary and other compensation accrued through the date of the termination.

In the event Mr. Goldfarb’s employment is terminated without justifiable cause or by Mr. Goldfarb for good reason, Mr. Goldfarb will be entitled to continue to receive his annual salary and bonus for a period of twenty-four months (the

2020 PROXY STATEMENT / 53

Compensation Discussion and Analysis

“severance period”). His annual bonus for each twelve-month period during the severance period shall be equal to the greater of (i) the average annual cash bonus earned by Mr. Goldfarb during the two fiscal years immediately preceding the fiscal year in which Mr. Goldfarb’s employment terminates and (ii) an annual bonus amount of $500,000. The salary and bonus will be payable over 24 months. In addition, Mr. Goldfarb will receive continuing employee benefits (or their equivalent) for 24 months. Our obligation to pay such severance and benefits will be conditioned upon Mr. Goldfarb’s executing a general release and his continuing to comply with the non-competition and other restrictive covenants contained in his employment agreement. If Mr. Goldfarb’s employment agreement is terminated due to his disability or death, Mr. Goldfarb will be entitled to receive such portion of his annual salary, reimbursement of expenses and any bonus as has been accrued through the date on which his employment is terminated.

Mr. Goldfarb is also a party to an executive transition agreement that provides for separation payments and benefits if his employment is terminated without “cause” or for “good reason” within three months before or two years after a “change in control” (as such terms are defined in his executive transition agreement). In that event, subject to timely delivery of a general release, Mr. Goldfarb will receive cash separation pay in an amount equal to 2.0 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus he earned during our two fiscal years before the fiscal year of his termination of employment, which amount will be payable over the 24‑month period following termination of employment in accordance with normal payroll practices. In addition to the cash separation payments, Mr. Goldfarb will be able to receive continuing group health plan benefits on a subsidized basis. The cash separation payment amount will be reduced if and to the extent necessary to ensure that such amount, when added to other payments and the value of other benefits Mr. Goldfarb may receive under other plans and agreements (including, for example, the Section 280G value of accelerated vesting of outstanding equity awards), is not greater than the Section 280G threshold amount (generally, three times average annual compensation for the five years preceding the year in which a change in control occurs). The separation payments and benefits under Mr. Goldfarb’s executive transition agreement will be reduced by the amount of the comparable payments and benefits he would be entitled to receive under his employment or any other agreement in order to avoid duplication.

ACCELERATION OF VESTING UPON TERMINATION OR CHANGE IN CONTROL

There are no agreements with the Named Executive Officers that provide for an automatic acceleration of vesting of equity awards upon the occurrence of a change in control. Under the terms of our equity incentive plans, however, vesting of any outstanding equity awards that are assumed by the acquiring company will accelerate upon an involuntary termination of employment within two years after the date of the change in control—a so-called “double trigger” vesting condition. If an equity award is not assumed by the acquiring company, then, under the terms of the plans, vesting will accelerate as part of the change in control transaction.

ESTIMATED PAYOUTS ON TERMINATION OF EMPLOYMENT

The following tables disclose the estimated payments and benefits that would be provided to each of Morris Goldfarb, Sammy Aaron, Wayne Miller, Neal Nackman and Jeffrey Goldfarb, applying the assumptions that each of the triggering events described in their respective employment or executive transition agreements took place on January 31, 2020 and their last day of employment was January 31, 2020.

These amounts are in addition to benefits payable generally to our salaried employees, such as distributions under G-III’s 401(k) plan, disability benefits and accrued vacation pay.

The nature and amount of separation payments and benefits provided upon the events discussed below are dependent upon a number of factors. Accordingly, any actual amounts paid or distributed may be different from those set forth below. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age.

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Compensation Discussion and Analysis

▪	MORRIS GOLDFARB, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

			Termination without Cause or
	Termination without Cause or		Resignation for Cause in Connection
	Resignation for Cause		with a Change in Control
Cash Separation Payment(s)	$ 24,628,730	(1)	$ 38,927,364	(2)
Accelerated Vesting of Equity Awards	—		$9,331,287	(3)
Value of Continuing Employee Benefits	$ 313,472	(4)	$ 469,818	(4)
Total	$ 24,942,202		$ 48,728,469

(1)

This amount assumes that, on the date of termination, the remaining term of Mr. Goldfarb’s employment agreement is two years (which is the maximum potential remaining term). The cash payment is based on Mr. Goldfarb’s salary and annual bonus for the fiscal year ended January 31, 2020 and is composed of $2,000,000 of salary replacement (2 years x $1,000,000 annual salary rate) payable upon termination, plus $22,628,730 of annual bonus replacement (2 years x $11,314,365 annual bonus). The estimated bonus component is based upon the assumption that the bonus formula in Mr. Goldfarb’s employment agreement will yield the same annual amount in the future as it did for fiscal 2020. Depending upon actual future bonus amounts, the total cash separation payments will be higher or lower than the amount shown above.

(2)

This amount is equal to the excess of $48,728,469 (2.99 times Mr. Goldfarb’s average annual compensation for 2015 through 2019) over $9,794,298 (the total gross value of the non-cash post-change in control severance benefits described in notes (3) and (4) below). As indicated in note 3 below, the Section 280G value of accelerated vesting of equity awards (calculated in accordance with the tax regulations issued under Section 280G of the Code) would be less than the gross value of the outstanding unvested awards. The actual amount of the cash severance payment and the total amount of cash and non-cash severance payments and benefits, as shown in the table, would thus be increased to the extent that the Section 280G value of accelerated vesting of equity awards is less than $9,331,287 (see note 3 below). In any event, however, the total amount of Mr. Goldfarb’s post-change in control severance payments and benefits will still be less than the maximum amount that could be paid to him without adverse tax consequences under Section 280G.

(3)

This amount represents the gross value of accelerated vesting of unvested equity awards outstanding as of January 31, 2020, as shown in the “Stock Awards” table in the section entitled “Outstanding Equity Awards at Fiscal 2020 Year-End” above. For purposes of applying Section 280G of the Code, however, the value of such accelerated vesting would be reduced to reflect a present value factor and the likelihood that the equity awards would have become vested in any event (i.e., as if Mr. Goldfarb’s employment is not involuntarily terminated after the change in control). As indicated in note (2) above, the difference between the gross value of accelerated vesting ($9,331,287) and the lower Section 280G value would result in a corresponding increase in the cash severance payment and the total amount of payments and benefits shown in the above table.

(4)	The figures for benefit continuation represent the estimated value of all employee benefits for three years in the case of a non-change in control termination or a post-change in control termination.
▪	SAMMY AARON, VICE CHAIRMAN AND PRESIDENT

			Termination without Cause or
	Termination without Cause or		Resignation for Cause in Connection
	Resignation for Cause		with a Change in Control
Cash Separation Payment(s)	$ 8,139,481	(1)	$ 16,975,853	(2)
Accelerated Vesting of Equity Awards	—		$7,917,412	(3)
Value of Continuing Employee Benefits	$ 27,282	(4)	$ 54,564	(4)
Total	$ 8,166,763		$ 24,947,829

(1)

This amount assumes that, on the date of termination, the remaining term of Mr. Aaron’s employment agreement is one year. The cash payment is based on Mr. Aaron’s salary and annual bonus for the fiscal year ended January 31, 2020 and is composed of $750,000 of salary and $7,389,481 of annual bonus. The salary component will be payable in the form of salary continuation, and the bonus component will be payable when the bonus would have been paid if Mr. Aaron’s employment had not terminated. Mr. Aaron’s right to receive the cash separation payments is subject to his providing a general release to G-III and his continuing compliance with the non-competition and other restrictive covenants contained in his employment agreement.

(2)

This amount reflects the formula post-change in control separation pay contained in Mr. Aaron’s employment agreement—i.e., 2.0 times the sum of (a) his salary as of January 31, 2020, $750,000, plus (b) his average annual bonus for the two preceding fiscal

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Compensation Discussion and Analysis

years (assuming that the average annual cash bonus earned by Mr. Aaron during the two fiscal years preceding the fiscal year in which Mr. Aaron’s employment terminates is $7,737,927). The total amount of the cash separation payment would be payable in equal installments over 24 months following Mr. Aaron’s termination of employment and would be subject to his providing a general release and his continuing compliance with the non-competition and other restrictive covenants contained in his employment agreement. The cash severance amount shown in the table would be reduced if and to the extent that the total value of the post-change in control cash severance and benefits (calculated in accordance with tax regulations issued under Section 280G of the Code) is greater than Mr. Aaron’s “280G threshold amount.” Mr. Aaron’s 280G threshold amount is equal to 3 times his average annual compensation for the 5 years prior to the year in which the change in control occurs (2015 through 2019 if a change in control had occurred on January 31, 2020). As of January 31, 2020, Mr. Aaron’s 280G threshold amount was $33,745,458. Based upon the figures shown in the table, Mr. Aaron’s post-change in control payments and benefits did not exceed his 280G threshold amount and, therefore, his severance payments would not have been reduced.

(3)

This amount represents the gross value of accelerated vesting of Mr. Aaron’s unvested equity awards outstanding as of January 31, 2020, as shown in the “Stock Awards” table in the section entitled “Outstanding Equity Awards at Fiscal 2020 Year-End” above.

(4)

The figures for benefit continuation represent the estimated value of all employee benefits for one year in the case of a non-change in control termination, and the estimated value of 24 months of continuing group health plan participation in the case of a post-change in control termination.

▪	WAYNE S. MILLER, CHIEF OPERATING OFFICER

			Termination without Cause or
	Termination without Cause or		Resignation for Good Reason in Connection
	Resignation for Good Reason		with a Change in Control
Base Salary	$ 1,500,000	(1)	$ 1,500,000	(1)
Bonus	$ 5,700,000	(2)	$ 5,700,000	(2)
Accelerated Vesting of Equity Awards	—		$4,441,026	(3)
Value of Continuing Employee Benefits	$ 35,672	(4)	$ 35,672	(4)
Total	$ 7,235,672		$ 11,676,699

(1)	Assumes a base salary of $750,000 per year.

(2)

This amount assumes that the annual cash bonus earned by Mr. Miller during the two fiscal years preceding the fiscal year in which Mr. Miller’s employment terminates is $2,850,000. Mr. Miller’s 280G threshold amount is equal to 3 times his average annual compensation for the 5 years prior to the year in which the change in control occurs (2015 through 2019 if a change in control had occurred on January 31, 2020). As of January 31, 2020, Mr. Miller’s 280G threshold amount was $19,074,418. Based upon the figures shown in the table, Mr. Miller’s post-change in control payments and benefits did not exceed his 280G threshold amount and, therefore, his severance payments would not have been reduced.

(3)

This amount represents the gross value of accelerated vesting of Mr. Miller’s unvested equity awards outstanding as of January 31, 2020, as shown in the “Stock Awards” table in the section entitled “Outstanding Equity Awards at Fiscal 2020 Year-End” above.

(4)

The figures for benefit continuation represent the estimated value of all employee benefits for 24 months in the case of a non-change in control termination, and the estimated value of 24 months of continuing group health plan participation on a subsidized basis in the case of a post-change in control termination.

▪	NEAL S. NACKMAN, CHIEF FINANCIAL OFFICER

			Termination without Cause or
			Resignation for Good Reason in Connection
	Termination without Cause		with a Change in Control
Base Salary	$ 500,000	(1)	$ 750,000	(1)
Bonus	$ 665,000	(2)	$ 997,500	(2)
Accelerated Vesting of Equity Awards	—		$844,019	(3)
Value of Continuing Employee Benefits	$ 17,836	(4)	$ 26,754	(4)
Total	$ 1,182,836		$ 2,618,273

(1)	Assumes a base salary of $500,000 per year.

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Compensation Discussion and Analysis

(2)

This amount assumes that the annual cash bonus earned by Mr. Nackman during the two fiscal years preceding the fiscal year in which Mr. Nackman’s employment terminates is $665,000. Mr. Nackman’s 280G threshold amount is equal to 3 times his average annual compensation for the 5 years prior to the year in which the change in control occurs (2015 through 2019 if a change in control had occurred on January 31, 2020). As of January 31, 2020, Mr. Nackman’s 280G threshold amount was $4,991,688. Based upon the figures shown in the table, Mr. Nackman’s post-change in control payments and benefits did not exceed his 280G threshold amount and, therefore, his severance payments would not have been reduced.

(3)

This amount represents the gross value of accelerated vesting of Mr. Nackman’s unvested equity awards outstanding as of January 31, 2019, as shown in the “Stock Awards” table in the section entitled “Outstanding Equity Awards at Fiscal 2020 Year-End” above.

(4)

The figures for benefit continuation represent the estimated value of all employee benefits for one year in the case of a non-change in control termination, and the estimated value of 18 months of continuing group health plan participation on a subsidized basis in the case of a post-change in control termination.

▪	JEFFREY GOLDFARB, EXECUTIVE VICE PRESIDENT

			Termination without Cause or
	Termination without Cause or		Resignation for Good Reason in Connection
	Resignation for Good Reason		with a Change in Control
Base Salary	$ 1,500,000	(1)	$ 1,500,000	(1)
Bonus	$ 2,375,000	(2)	$ 2,375,000	(2)
Accelerated Vesting of Equity Awards	—		$2,237,998	(3)
Value of Continuing Employee Benefits	$ 54,564	(4)	$ 54,564	(4)
Total	$ 3,929,564		$ 6,167,562

(1)	Assumes a base salary of $750,000 per year.

(2)

This amount assumes that the annual cash bonus earned by Mr. Goldfarb during the two fiscal years preceding the fiscal year in which Mr. Goldfarb’s employment terminates is $1,187,500. Mr. Goldfarb’s 280G threshold amount is equal to 3 times his average annual compensation for the 5 years prior to the year in which the change in control occurs (2015 through 2019 if a change in control had occurred on January 31, 2020). As of January 31, 2020, Mr. Goldfarb’s 280G threshold amount was $9,010,604. Based upon the figures shown in the table, Mr. Goldfarb’s post-change in control payments and benefits did not exceed his 280G threshold amount and, therefore, his severance payments would not have been reduced.

(3)

This amount represents the gross value of accelerated vesting of Mr. Goldfarb’s unvested equity awards outstanding as of January 31, 2020, as shown in the “Stock Awards” table in the section entitled “Outstanding Equity Awards at Fiscal 2020 Year-End” above.

(4)

The figures for benefit continuation represent the estimated value of all employee benefits for 24 months in the case of a non-change in control termination, and the estimated value of 24 months of continuing group health plan participation on a subsidized basis in the case of a post-change in control termination.

CEO PAY RATIO

The total compensation for fiscal 2020 of our Chairman and Chief Executive Officer, Morris Goldfarb, was $16,597,492, as reflected in the Fiscal 2020 Summary Compensation Table above. We estimate that the median annual compensation for all G-III employees, excluding Morris Goldfarb, was $10,833 for fiscal 2020. As a result, we estimate that the ratio of Morris Goldfarb’s fiscal 2020 annual total compensation to that of our median employee for fiscal 2020 was 1,532 to 1. The CEO pay ratio is skewed upwards by the significant number of part-time and seasonal employees, paid on an hourly basis, that work in retail stores owned and operated by us. Excluding our retail store employees, the median annual compensation for G-III employees, excluding Morris Goldfarb, was $37,500 for fiscal 2020 and the ratio of Morris Goldfarb’s fiscal 2020 annual compensation to that of our median non-retail store employees for fiscal 2020 was 443 to 1.

As of December 31, 2019, G-III employed 7,494 employees worldwide, of which approximately 90% were employed in the U.S., 6% were employed in Asia and 4% were employed in Europe. All compensation elements for non-U.S. employees were converted to U.S. dollars using monthly average exchange rates used by our accounting department.

2020 PROXY STATEMENT / 57

Compensation Discussion and Analysis

The Company reported employing approximately 6,400 employees as of January 31, 2020 in its Annual Report on Form 10-K. The difference between the number of employees on December 31, 2019 and January 31, 2020 is primarily related to seasonal associates in our retail stores that were employed on December 31, 2019, but not on January 31, 2020.

We identified the median employee using individual income tax compensation reporting for all employees, except Morris Goldfarb, employed by us on December 31, 2019, whether employed on a full-time, part-time, seasonal or temporary basis. We calculated annual total compensation of the median employee in the same manner as our Named Executive Officers in the Fiscal 2020 Summary Compensation Table included in this Proxy Statement, except that we annualized the compensation of employees employed by us on December 31, 2019 to determine median fiscal 2020 compensation. We did not annualize the compensation for any employee employed for less than the calendar year 2019.

The foregoing pay ratio disclosure, which is provided pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K, is intended only to reflect G-III’s reasonable good faith estimate of the CEO pay ratio. It is based on the methodologies, assumptions and estimates described above and is not necessarily comparable to the CEO pay ratios reported by other companies.

DIRECTOR COMPENSATION

Our Non-Employee Directors receive an annual cash retainer of $35,000 per year for service as a director of G-III. In addition, Non-Employee Directors receive a fee of $1,000 per Board or Committee meeting attended, subject to the provision the next sentence, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Members of the Audit and Compensation Committees receive an annual retainer of $10,000, provided that no per meeting fees are paid unless the number of Audit or Compensation Committee meetings exceeds five per year.

Additional annual fees paid to Non-Employee Directors are as follows:

Role	Annual Fee
Lead Independent Director	$30,000
Chair of the Audit Committee	$20,000
Chair of the Compensation Committee	$10,000
Chair of the Nominating and Corporate Governance Committee	$6,000

The Compensation Committee has a policy to make an annual grant to non-employee directors of RSUs valued at $100,000 with a vesting period of three years. The Lead Independent Director receives an additional annual grant of RSUs valued at $50,000, the Chair of the Audit Committee receives an additional annual grant of RSUs valued at $25,000 and that the Chair of the Nominating and Corporate Governance Committee receives an additional annual grant of RSUs valued at $15,000 Each of these grants vests over the same period of three years. All of these RSU grants are subject to the election of each person as a director at the Annual Meeting.

As stated above, our non-employee directors receive an annual RSU grant with a value of $100,000 each year on the date of the Annual Meeting and our Lead Independent Director, Chair of the Audit Committee and Chair of the Nominating and Corporate Governance Committee also receive additional RSU grants. To respond to recent extreme volatility in the price of our Common Stock and limit the potential number of shares granted, the Compensation Committee approved an RSU grant valued at $100,000 resulting in 10,183 RSUs for each non-employee director, reflecting the same price used to determine the grant date fair value of the RSUs granted to our NEOs.  The Compensation Committee also made annual grants on a similar basis of 5,091 RSUs to the Lead Independent Director, 2,545 RSUs to the Chair of the Audit Committee and 1,527 RSUs to the Chair of the Nominating and Corporate Governance Committee. All of these RSU grants vest over a three-year period and are subject to the election of each person granted RSUs as a director at the Annual Meeting.

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Compensation Discussion and Analysis

FISCAL 2020 DIRECTOR COMPENSATION TABLE

Set forth below is a table presenting compensation information with respect to each person who served as a Director for all or part of the fiscal year ended January 31, 2020, other than Morris Goldfarb, Sammy Aaron, Jeffrey Goldfarb and Jeanette Nostra. None of Morris Goldfarb, Sammy Aaron or Jeffrey Goldfarb receives any compensation for his services as a director, because each of them serves as and is compensated as an executive officer. Compensation information for Morris Goldfarb, Sammy Aaron and Jeffrey Goldfarb is reported in the Fiscal 2020 Summary Compensation Table appearing elsewhere in this Proxy Statement. In fiscal 2020, Mr. Sirkin served as a Director until his retirement from the Board on June 13, 2019 and Mr. Herrero served as a Director commencing upon his election to the Board on June 13, 2019. Jeanette Nostra does not receive any compensation for her services as a director because she is a senior advisor to G-III and is compensated as our employee.

	Fees Earned or	Stock		Option	All Other
Name	Paid in Cash ($)(1)	Awards ($)		Awards ($)	Compensation ($)	Total ($)
Thomas J. Brosig	64,000	114,991	(2)	—	—	178,991
Alan Feller	73,000	124,995	(2)	—	—	197,995
Victor Herrero	38,000	99,986	(2)	—	—	137,986
Laura Pomerantz	49,000	99,986	(2)	—	—	148,986
Allen Sirkin	25,500	—	(3)	—	—	25,500
Willem van Bokhorst	60,000	99,986	(2)	—	—	159,986
Cheryl Vitali	39,000	99,986	(2)	—	—	138,986
Richard White	105,000	149,979	(2)	—	—	254,979

(1)

The amount indicated includes the annual cash retainer for directors, annual cash retainers to members of the Audit and Compensation Committees, annual payments to the Lead Independent Director and chairs of committees and fees for Board or committee meetings attended.

(2)

In March 2019, our Compensation Committee granted each of our non-employee directors (Thomas Brosig, Alan Feller, Victor Herrero, Laura Pomerantz, Willem van Bokhorst, Cheryl Vitali and Richard White) RSUs that enable each of them to receive up to 3,938 shares of our Common Stock, subject to satisfaction of specified conditions. In addition, our Compensation Committee granted an additional 1,969 RSUs to Mr. White in recognition of his service as Lead Independent Director, an additional 985 RSUs to Mr. Feller in recognition of his service as Chair of the Audit Committee and an additional 591 RSUs to Mr. Brosig in recognition of his service as Chair of the Nominating and Corporate Governance Committee. All of these awards became effective after each director’s election to the Board at the 2019 Annual Meeting and vest over a three-year period. The dollar value of these stock awards is based on the closing price per share of our Common Stock on the grant date, which constitutes the grant date fair value computed in accordance with ASC 718. For a discussion of valuation assumptions, see Note J to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2020. At January 31, 2020, the directors named in the table above who were serving as directors at that date held unvested RSUs as follows: Mr. Thomas Brosig, 7,438 RSUs; Mr. Alan Feller, 7,972 RSUs; Mr. Victor Herrero, 3,938 RSUs; Ms. Laura Pomerantz, 6,636 RSUs; Mr. Willem van Bokhorst, 6,636 RSUs; Ms. Cheryl Vitali, 6,636 RSUs; and Mr. Richard White, 9,955 RSUs. In addition, at that date, the following directors held stock options to purchase our Common Stock as follows: Mr. Thomas Brosig, 2,400; Ms. Laura Pomerantz, 6,000; and Mr. Richard White, 6,000.

(3)

Mr. Sirkin did not stand for reelection at the 2019 Annual Meeting of Stockholders, and as such did not receive a grant of RSUs in fiscal 2020. In recognition of Mr. Sirkin’s years of service on the Board, the Compensation Committee accelerated vesting with respect to 3,400 RSUs previously awarded to Mr. Sirkin.

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PROPOSAL NO. 1  ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the eleven persons named below to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All of the nominees listed below have consented to be named as such and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

Set forth below is information provided by each director and director nominee with respect to that person’s age, all positions held, principal occupation and business experience for the past five years and the names of other publicly-held companies of which the director currently serves as a director or has served as a director during the past five years. We also provide information regarding each nominee’s specific experience, qualifications, attributes or skills that led our Board to the conclusion that the nominee should serve as a director.

DIRECTOR NOMINEES

MORRIS GOLDFARB Chairman of the Board and Chief Executive Officer, G-III	Age: 69 Director since: 1974 Committees: •None

Mr. Goldfarb has served as an executive officer of G-III and our predecessors since our formation in 1974. Mr. Goldfarb served as a director of RLJ Entertainment, Inc. from April 2012 to June 2015 and of Oppenheimer Holdings Inc. from May 2013 to May 2015.

Qualifications

Mr. Goldfarb has significant knowledge of all facets of our company. His long history with G-III, combined with his leadership skills and operating experience, makes him particularly well-suited to be our Chairman and serve on our Board.

SAMMY AARON Vice Chairman and President, G-III; Chief Executive Officer, Calvin Klein divisions	Age: 60 Director since: 2005 Committees: •None

Vice Chairman of G-III since our acquisition of J. Percy for Marvin Richards Ltd. in July 2005 and President since September 2016. Mr. Aaron is also the Chief Executive Officer of our Calvin Klein divisions.

Qualifications

Mr. Aaron has over 35 years of experience and expertise in the apparel industry, as well as a broad working knowledge of our company, enabling him to make significant contributions to our Board.

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Proposal No. 1 Election of Directors

THOMAS J. BROSIG President, Nikki Beach Worldwide; President and Chief Executive Officer, Penrod’s Restaurant Group Independent	Age: 70 Director since: 1992 Committees: •Audit •Nominating and Corporate Governance Financial Expert Other Current Public Company Boards: •Griffon Corp.

Since January 2017, Mr. Brosig has been President of Nikki Beach Worldwide and President and Chief Executive Officer of Penrod’s Restaurant Group. From 2013 to 2016, Mr. Brosig was a strategic business consultant. Mr. Brosig was Chief Executive Officer of MVB Holdings LLC from December 2011 until November 2012. Mr. Brosig was a consultant in the gaming and hospitality industries from 2003 to 2011. From January 1999 through February 2003, he served as Senior Vice-President for Park Place Entertainment. Since 2015, he has served as a director of Griffon Corp.

Qualifications

Mr. Brosig is an experienced business executive whose leadership roles in the past at other public companies provide him with insight and perspective as a member of our Board.

ALAN FELLER Former Chief Financial Officer, G-III Independent	Age: 78 Director since: 1996 Committees: •Audit Financial Expert

Mr. Feller is currently retired. Mr. Feller was our Chief Financial Officer from December 1989 to April 1998, and served as our Executive Vice President, Treasurer and Secretary from January 1990 through July 1995. Mr. Feller served as a consultant to us from May 1998 through October 1999. Mr. Feller is a Certified Public Accountant.

Qualifications

Mr. Feller has broad knowledge about us from his service as an officer and director of G-III. His financial and accounting background are of great service to our Board.

JEFFREY GOLDFARB Executive Vice President and Director of Strategic Planning, G-III	Age: 43 Director since: 2009 Committees: •None

Mr. Goldfarb has been our Executive Vice President and Director of Strategic Planning since June 2016. From 2004 to June 2016, Mr. Goldfarb served as our Director of Business Development. He has been employed full-time by G-III in several other capacities since 2002. Mr. Goldfarb serves as a director of Delivering Good, formerly K.I.D.S./Fashion Delivers, a charitable organization that facilitates the donation of excess apparel inventory to disaster victims and other people in need. Mr. Goldfarb is also licensed as an attorney.

Qualifications

Mr. Goldfarb has worked in a variety of positions at G-III that provide him with a broad knowledge of our business and the ability to provide significant input to our Board with respect to operational matters.

2020 PROXY STATEMENT / 61

Proposal No. 1 Election of Directors

VICTOR HERRERO Fashion industry consultant; former Chief Executive Officer and Director of Guess?, Inc. Independent	Age: 51 Director since: 2019 Committees: •None

Mr. Herrero was Chief Executive Officer and a  Director of Guess?, Inc., the global lifestyle brand, from August 2015 to February 2019. Prior to joining Guess?, starting in 2003, he spent more than 12 years at Inditex Group, the large fashion retailer with brands including Zara, Massimo Dutti, Pull & Bear, Bershka, and Stradivarius, holding several senior executive roles. Most recently he was Head of Asia Pacific where he was responsible for all aspects of Inditex’s Asia business for all brands. Prior to joining Inditex Group, Mr. Herrero served as a management consultant for Arthur Andersen in Asia from 1998 to 2002. Mr. Herrero is currently a non-executive director of Global Fashion Group, a public company in Germany, and three private companies: (i) Active International, (ii) Grupo Coppel and (iii) Clarks.

Qualifications

Mr. Herrero’s extensive experience in Europe and Asia, two of the areas in which we are looking to expand our business, and his experience and operational knowledge in the retail and apparel industries are expected to be of great value to us.

JEANETTE NOSTRA Senior Advisor and Former President, G-III	Age: 68 Director since: 2003 Committees: •None

Ms. Nostra is currently a senior advisor at G-III. She served as G-III’s President from April 1997 to September 2013. From March 2008 to July 2011, Ms. Nostra also acted as President of the G-III’s Andrew Marc division. Ms. Nostra leads our corporate philanthropy and citizenship efforts.

Qualifications

G-III has employed Ms. Nostra since 1981, and her responsibilities have included sales, marketing, product development and licensing for selected divisions, as well as business development for international sales. As a result, she brings broad knowledge about our business to the Board.

LAURA POMERANTZ Vice Chairman and Head of Strategic Accounts, Cushman & Wakefield; Principal and Chief Executive Officer, Laura Pomerantz Real Estate LLC Independent	Age: 72 Director since: 2005 Committees: •Compensation Other Current Public Company Boards: •Retail Opportunity Investments Corp. •Mack-Cali Realty Corporation

Since October 2014, Ms. Pomerantz has been Vice Chairman and Head of Strategic Accounts at Cushman & Wakefield. Since April 2013, she has also served as Principal and Chief Executive Officer of Laura Pomerantz Real Estate LLC, a real estate firm offering commercial real estate advisory and execution services. From 2001 until April 2013, Ms. Pomerantz was a principal of PBS Real Estate, LLC, a real estate firm offering commercial real estate advisory and execution services. Since 2007, she has served as a director of Retail Opportunity Investments Corp., a publicly traded REIT. Ms. Pomerantz has also served as a director of Mack-Cali Realty Corporation since June 2019.

Qualifications

Ms. Pomerantz is an experienced business executive with a significant background in the real estate, apparel and retail fields that is of great benefit to decision-making by our Board.

WILLEM VAN BOKHORST Managing Partner, STvB Advocaten Independent	Age: 74 Director since: 1989 Committees: •Compensation

Mr. van Bokhorst has been Managing Partner of STvB Advocaten, a Curaçao law firm with offices in Curaçao, Amsterdam and New York, for more than twenty-five years.

Qualifications

Mr. van Bokhorst has significant international business and legal experience that are valuable assets to our Board.

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Proposal No. 1 Election of Directors

CHERYL VITALI Global President, US Luxe Brands, L’Oréal Independent	Age: 59 Director since: 2011 Committees: •Nominating and Corporate Governance

Ms. Vitali has served in various capacities at L’Oréal since 2003. She has been Global President of L’Oréal’s American Luxury Brands since January 2020 overseeing the global brand equity and brand strategy for Kiehl’s, Urban Decay, IT Cosmetics and Clarisonic. Prior to that, she was the General Manager for the Kiehl’s Worldwide division of L’Oréal for ten years, accelerating Kiehl’s to a Top 5 skincare brand across the American, Asian and European markets. Ms. Vitali oversaw the worldwide strategy, product innovation and retail and digital marketing plans for the Kiehl’s brand.  Other positions with L’Oréal included serving as Senior Vice President—Marketing for the Lancôme brand from 2009 to 2010 and for the Maybelline New York/Garnier brand from 2003 to 2009. Prior to L’Oréal, she held various executive positions with Revlon Consumer Products Company, a cosmetics and beauty care company, and Procter and Gamble.

Qualifications

Ms. Vitali is an experienced business executive with significant retail, marketing and consumer product and branding expertise that is of great benefit to our Board.

RICHARD WHITE Chief Executive Officer, Aeolus Capital Group LLC Independent

Age: 65

Director since: 2003

Committees:

•Audit

•Compensation

•Nominating and Corporate Governance

   Financial Expert

Lead Independent Director

Other Current Public Company Boards:

•Escalade Inc.

•Legacy Acquisition Corp.

Mr. White has been Chief Executive Officer of Aeolus Capital Group LLC, an investment management firm, since May 2017. From June 2004 until April 2017, Mr. White was a Managing Director and head of the Private Equity Investment Department of Oppenheimer & Co. Inc. From 2002 to June 2004, he served as President of Aeolus Capital Group LLC. From 1985 until 2002, he was a Managing Director at CIBC Capital Partners, an affiliate of CIBC World Markets, and its predecessor firm, Oppenheimer & Co., Inc. During that time, Mr. White worked in both the Investment Banking and Private Equity Investing departments. Since 2004, Mr. White has been a director of Escalade Inc., a manufacturer of sporting goods. Since 2017, Mr. White has served as a director of Legacy Acquisition Corp., a blank check company that intends to engage in a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Mr. White previously served as a director of G-III from November 1991 to July 1993.

Qualifications

Mr. White is a Certified Public Accountant and has been a high-level participant in the investment banking, private equity and finance area for his entire business career. His understanding of strategic planning, acquisitions and the capital markets, as well as the apparel industry, enable him to make significant contributions to our Board.

 Committee Chair

Morris Goldfarb and Jeffrey Goldfarb are father and son, respectively.

The Board of Directors deems the election as directors of the eleven nominees listed above to be in the best interests of G-III and our stockholders and recommends a vote FOR their election.

2020 PROXY STATEMENT / 63

PROPOSAL NO. 2  ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act enables stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. In light of the results of the stockholders’ nonbinding advisory vote at the 2017 Annual Meeting with respect to the frequency with which stockholders will vote for the approval of the compensation of G-III’s Named Executive Officers, G-III currently intends to hold an annual nonbinding advisory vote on such Named Executive Officer compensation.

The “Say on Pay” vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Directors. However, the Board and the Compensation Committee value the opinions of our stockholders and has conducted extensive stockholder outreach to actively solicit input that helped shape the Compensation Committee’s design of our Company’s executive compensation program. To the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the stockholders’ concerns and the Board and Compensation Committee will evaluate whether any additional actions are necessary to address those concerns.

We are asking our stockholders to indicate their support for the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking the stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that G-III’s stockholders approve, on an advisory basis, the compensation of G-III’s Named Executive Officers, as disclosed in G-III’s Proxy Statement for the 2020 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and other related tables and disclosure.

The Board of Directors deems Proposal No. 2 to be in the best interests of G-III and our stockholders and recommends a vote FOR approval thereof.

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AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors is responsible for, among other things, overseeing G-III’s accounting and financial reporting processes and reviewing and discussing G-III’s audited financial statements with management. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of Ernst & Young LLP, G-III’s independent registered public accounting firm.

Management is responsible for G-III’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. G-III’s independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. Members of the Audit Committee are not employees of G-III and are not required to be accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report of G-III’s financial statements.

The oversight by the Audit Committee does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee cannot give assurance that G-III’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of G-III’s financial statements has been carried out in accordance with generally accepted auditing standards or that G-III’s independent accountants are in fact “independent.”

REVIEW OF AUDITED FINANCIAL STATEMENTS

The Audit Committee has reviewed G-III’s audited financial statements for the fiscal year ended January 31, 2020 as prepared by management and audited by Ernst & Young LLP and has discussed these financial statements with management. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Furthermore, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule No. 3526, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP its independence.

RECOMMENDATION

In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2020 be included in G-III’s Annual Report on Form 10‑K for that fiscal year.

Audit Committee

Alan Feller, Chairman
Thomas Brosig
Richard White

2020 PROXY STATEMENT / 65

Audit Committee Report

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth fees we paid for audit, audit-related, tax and other services provided by Ernst & Young LLP during each of the last two fiscal years.

Fiscal Year Ended January 31,
	2020	2019
Audit fees	$ 2,860,000	$ 2,803,000
Audit-related fees	$ 2,000	$ 48,000
Tax fees	$ 554,000	$ 932,000
All other fees	$ 5,000	$ 5,000
Total	$ 3,421,000	$ 3,788,000

AUDIT FEES

Audit fees include services associated with the audit of our annual financial statements included in our Annual Report on Form 10‑K, the audit of management’s assessment and overall effectiveness of internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10‑Q, statutory audits of foreign subsidiaries during each fiscal year and audit work related to the adoption of the new leasing standard.

AUDIT-RELATED FEES

In fiscal 2020, audit-related fees included employee benefit plan audit fees. In fiscal 2019, audit-related fees were with respect to due diligence and our employee benefit plan audit.

TAX FEES

Tax fees include services related to U.S. and international tax compliance, assistance with tax audits, tax advice and tax planning. These services also included services related to sales and use tax administration, transfer pricing studies, transaction tax matters and assistance on miscellaneous international tax issues.

ALL OTHER FEES

All other fees include services related to an accounting research tool.

The Audit Committee has considered whether the provision of the above services is compatible with maintaining Ernst & Young LLP’s independence and all of the above services were pre-approved by the Audit Committee.

It is the Audit Committee’s policy to pre-approve all audit and permissible non-audit services to be performed by our independent accountants, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent accountants present a listing of all services they expect to perform for us in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independence review of each proposed service. The Audit Committee reviews this list and approves appropriate services, which, in the Audit Committee’s judgment, will not impair the accountants’ independence. With respect to any additional services proposed to be performed by the independent accountants during the year, management will evaluate the impact on the independent accountant’s independence and obtain Audit Committee approval for such service. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee.

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PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The stockholders will be asked to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021. Ernst & Young LLP has served as our auditors since 2000. If this appointment is not ratified by the stockholders, the Audit Committee will reconsider its decision. Ernst & Young LLP audited our financial statements for the fiscal year ended January 31, 2020. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such person desires to do so and is expected to be available to respond to appropriate questions from stockholders.

The Board of Directors deems Proposal No. 3 to be in the best interests of us and our stockholders and recommends a vote FOR approval thereof.

2020 PROXY STATEMENT / 67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have had in effect for many years a Code of Ethics and Conduct that contains our conflicts of interest policy. Our Audit Committee has been responsible for reviewing transactions that might involve our Code of Ethics and Conduct and for reviewing related party transactions. In addition, our Board of Directors has also adopted a written Related Party Transactions Policy. The Policy covers all transactions between us and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than transactions involving less than ten thousand dollars ($10,000) when aggregated with all similar transactions. The Audit Committee is generally responsible for administering this Policy. However, our Policy permits the disinterested directors of the Board of Directors to exercise the authority otherwise assigned to the Audit Committee. A related party transaction may be consummated only if it is ratified or approved by the Audit Committee or disinterested members of the Board of Directors and if it is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. Our Compensation Committee reviewed and approved the compensation of Jeffrey Goldfarb set forth in this Proxy Statement and our Audit Committee ratified the approval by our Compensation Committee.

Jeffrey Goldfarb, the son of Morris Goldfarb, our Chairman and Chief Executive Officer and a director of G-III, is our Executive Vice President and Director of Strategic Planning.  Mr. Goldfarb has been employed by us since 2002 in several different capacities. He is also a member of our Board of Directors and a Named Executive Officer. His compensation for the fiscal year ended January 31, 2020 is discussed in the “Compensation Discussion and Analysis” and in the Fiscal 2020 Summary Compensation Table, other tables relating to equity awards and the related narrative disclosure above. His employment agreement and executive transition agreement are also described elsewhere in this Proxy Statement.

During fiscal 2020, the Company made payments of $191,000 in connection with business travel by G-III personnel to a third-party aviation company which hires and uses an aircraft partially owned by our Chairman and Chief Executive Officer. Management believes that all transactions were made on terms and conditions more favorable than those available in the marketplace from unrelated parties.

During fiscal 2020, the Company reimbursed our Chairman and Chief Executive Officer in the amount of $563,000 for expenses incurred by him at the Company’s request in connection with real-estate related strategic initiatives for a subsidiary. All of such expenses were incurred from third parties. Management believes that all expenses reimbursed were incurred on terms and conditions similar to those available in the marketplace from unrelated parties.

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STOCKHOLDER PROPOSALS

All stockholder proposals that are intended to be presented at our Annual Meeting of Stockholders to be held in 2021 must be received by us no later than January 6,  2021 for inclusion in the Board of Directors’ Proxy Statement and form of proxy relating to that meeting. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder. All such proposals should be addressed to G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, NY 10018, Attention: Secretary.

Any stockholder who intends to nominate a person for election to the Board of Directors or propose any other matter to be acted upon at the Annual Meeting of Stockholders to be held in 2021 (but not include such proposal in the Board of Directors’ Proxy Statement and form of proxy) must inform us no later than March 13, 2021. If notice is not provided by that date, the persons named in the proxy for the 2021 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2021 Annual Meeting. All notice should be addressed to G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, NY 10018, Attention: Secretary.

For the nomination of any person to the Board of Directors, a the notice must set forth (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the number of shares of capital stock of G-III which are owned of record and beneficially by the nominee (if any), (d) such other information concerning the nominee as would be required to be disclosed in a Proxy Statement soliciting proxies for the election of the nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (e) the consent of the nominee to being named in the Proxy Statement as a nominee and to serving as a director if elected, and (f) as to the proposing stockholder: (i) the name and address of the proposing stockholder as they appear on G-III’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (ii) the class and number of shares of G-III which are owned by the proposing stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the proposing stockholder’s notice, (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among the proposing stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the proposing stockholder’s notice by, or on behalf of, the proposing stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the proposing stockholder or any of its affiliates or associates with respect to shares of stock of G-III, (v) a representation that the proposing stockholder is a holder of record of shares of G-III entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (vi) a representation whether the proposing stockholder intends to deliver a Proxy Statement and/or form of proxy to holders of G-III’s outstanding capital stock and/or otherwise to solicit proxies from stockholders in support of the nomination. G-III may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of G-III or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

For all business other than director nominations, the notice must set forth as to each matter the proposing stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (c) the information as to the proposing stockholder required by section (f) in the preceding paragraph.

2020 PROXY STATEMENT / 69

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope or vote your shares by calling the telephone number or visiting the website specified on your proxy card or voting instruction form.

By Order of the Board of Directors

Wayne S. Miller
Secretary
New York, NY
May 7, 2020

A COPY OF OUR ANNUAL REPORT ON FORM 10‑K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:

G-III APPAREL GROUP, LTD.
ATTENTION: INVESTOR RELATIONS
512 SEVENTH AVENUE
NEW YORK, NEW YORK 10018

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G-III APPAREL GROUP, LTD.				Shareowner Services P.O. Box 64945 St. Paul, MN 55164‑0945

Address Change? Mark box, sign, and indicate changes below:						☐

		The Board of Directors Recommends a Vote FOR all listed nominees for directors in
		Proposal 1, and FOR Proposals 2 and 3.

1.	Election of directors:	01	Morris Goldfarb	05	Jeffrey Goldfarb	09	Willem Van Bokhorst	☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees
		02	Sammy Aaron	06	Victor Herrero	10	Cheryl L. Vitali		(except as marked)
		03	Thomas J. Brosig	07	Jeanette Nostra	11	Richard White
		04	Alan Feller	08	Laura Pomerantz

					Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Advisory Vote to approve the compensation of named executive officers:					☐	For	☐	Against	☐	Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP::					☐	For	☐	Against	☐	Abstain

4. In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2 and 3.  If no instruction is indicated, this Proxy will be voted FOR all listed nominees for directors in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3.    Any and all proxies heretofore given by the undersigned are hereby revoked.

Date							Signature(s) in Box

Please sign exactly as your name(s) appear hereon. If shares are held by two or more persons each should sign. Trustees, executors and other fiduciaries should indicate their capacity. Shares held by corporations, partnerships, associations, etc. should be signed by an authorized person, giving full title or authority.

G-III APPAREL GROUP, LTD.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 11, 2020

G-III Apparel Group, Ltd.	proxy

This Proxy Is Solicited By The Board of Directors For The

Annual Meeting of Stockholders To Be Held On June 11, 2020

The undersigned, a stockholder of G-III Apparel Group, Ltd. (the “Corporation”), hereby constitutes and appoints Morris Goldfarb, Wayne S. Miller and Neal S. Nackman and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 11, 2020, and at any and all adjournments or postponements thereof, as follows:

See reverse for voting instructions.